UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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VOLITIONRX LIMITED

(Name of Registrant as Specified In Its Charter)

_________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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VOLITIONRX LIMITED

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on September 7, 2018

To Our Stockholders:

Notice is hereby given that the 2018 Annual Meeting, or Annual Meeting, of VolitionRx Limited, which we refer to as VolitionRx, the Company, we or us, will be held at 42-44 avenue de la Gare, L – 1610 Luxembourg, at 12:00 p.m. local time on September 7, 2018, for the following purposes:

1.Election of Directors. To elect six (6) directors to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified;

2.Ratification of Selection of Independent Registered Public Accounting Firm. To ratify the selection of Sadler, Gibb & Associates, LLC as the Company’s independent registered public accounting firm for the year ending December 31, 2018;

3.Advisory Vote on the Compensation of the Company’s Named Executive Officers. To approve, by a non-binding advisory vote, the compensation of our named executive officers, as disclosed in the Compensation of Named Executive Officers section of this Proxy Statement;

4.Approval of Amendment to 2015 Stock Incentive Plan. To approve an amendment to the Company’s 2015 Stock Incentive Plan to increase the number of shares of common stock that the Company has authority to grant under the Plan from 2,500,000 to 3,250,000; and

5.Other Business. To consider and act upon such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

The Company’s board of directors recommends that you vote “FOR” each of the director nominees named in Proposal 1, and “FOR” Proposals 2, 3 and 4.

The Company’s board of directors has fixed the close of business on July 13, 2018, as the Record Date for the determination of stockholders that are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. Only stockholders of record, and holders of shares in street name as represented by a bank or broker statement certifying the number of shares in their possession, as of the close of business on the Record Date are entitled to notice and to vote at this Annual Meeting or any postponements or adjournments.

Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read the Proxy Statement and submit your proxy and voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail, the section entitled “How to Vote” in the Proxy Statement or, if you requested to receive printed proxy materials, your enclosed proxy card.

By order of the Board of Directors,

/s/ Cameron Reynolds
Cameron Reynolds President, Chief Executive Officer and Director

Approximate Date of Mailing of Notice of

Internet Availability of Proxy Materials:

July 25, 2018

GENERAL INFORMATION	3
ABOUT THE MEETING	3
VOTING INFORMATION	4
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	7
MARKET FOR THE COMPANY’S COMMON EQUITY	9
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	9
DIRECTORS AND EXECUTIVE OFFICERS	10
CORPORATE GOVERNANCE OF THE COMPANY	12
Corporate Governance Practices and Policies	12
Director Independence	12
Term of Office for Directors and Officers	12
Family Relationships	12
Involvement in Certain Legal Proceedings	12
Board and Committee Meetings; Annual Meeting Attendance	12
Committees of the Board of Directors	13
Nominating Procedures	15
Board Leadership Structure and Role in Risk Oversight	15
Stockholder Communications	15
Code of Ethics	15
Transactions with Related Persons	16
Policy on the Review, Approval or Ratification of Transactions with Related Persons	16
REPORT OF THE AUDIT COMMITTEE	17
COMPENSATION OF NAMED EXECUTIVE OFFICERS	18
Summary Compensation Table	18
Employment and Consulting Agreements	19
Role of Executive Officers with Compensation Decisions	20
Compensation Consultant	20
Outstanding Equity Awards	21
Long-Term Incentive Plans	23
PROPOSAL 1 -- ELECTION OF DIRECTORS	24
PROPOSAL 2 -- RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	28
PROPOSAL 3 -- ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION	30
PROPOSAL 4 -- APPROVAL OF AMENDMENT TO 2015 STOCK INCENTIVE PLAN	32
INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON	38
DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS	38
DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING	38
WHERE YOU CAN GET ADDITIONAL INFORMATION	38
OTHER MATTERS	39

VOLITIONRX LIMITED

1 Scotts Road

#24-05 Shaw Centre

Singapore 228208

Telephone: +1 (646) 650-1351

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

To Be Held on September 7, 2018

GENERAL INFORMATION

VolitionRx Limited has made this Proxy Statement, as well as the Notice of Annual Meeting of Stockholders and our Annual Report on Form 10-K for the year ended December 31, 2017, or collectively, the Proxy Materials, available to you on the Internet or, upon your request, in paper or e-mail form, in connection with the solicitation of proxies by the board of directors of VolitionRx Limited for the 2018 Annual Meeting, or Annual Meeting, of our stockholders to be held on September 7, 2018, and any adjournment or postponement of the Annual Meeting. Proxies may also be solicited by the Company’s directors, officers and employees, without additional compensation, personally or by telephone, mail, facsimile or other electronic means. The cost of solicitation will be borne by the Company. We will, upon request, also reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

The Company is taking advantage of the Securities and Exchange Commission, or the SEC, rules that allow us to furnish our Proxy Materials over the Internet to our stockholders rather than in paper form. We believe that this delivery process will expedite our stockholders’ receipt of our Proxy Materials, reduce the environmental impact of our Annual Meeting of stockholders and lower the costs of printing and distributing our Proxy Materials. Accordingly, you will receive a Notice of Internet Availability of Proxy Materials, or the Notice, which we expect to mail on or about July 25, 2018. You may request receipt of our Proxy Materials in paper or e-mail form by following the instructions on the Notice.

In this Proxy Statement, we refer to VolitionRx Limited as VolitionRx, the Company, we or us. VolitionRx has one wholly-owned operating subsidiary, Singapore Volition Pte. Limited, a Singapore registered company, or Singapore Volition. Singapore Volition has two wholly-owned subsidiaries, Hypergenomics Pte. Limited, a Singapore registered company, or Hypergenomics, and Belgian Volition SPRL, a Belgium registered company, or Belgian Volition. Belgian Volition has two wholly-owned subsidiaries, Volition Diagnostics UK Limited, a company registered in the United Kingdom, or Volition Diagnostics, and Volition America, Inc., a Delaware corporation, or Volition America. Additionally, in this Proxy Statement we use the term “Share Exchange Agreement” to refer to the share exchange agreement with Singapore Volition and the former shareholders of Singapore Volition dated September 26, 2011, pursuant to which we acquired Singapore Volition through an exchange of shares with the former Singapore Volition shareholders effective October 6, 2011.

ABOUT THE MEETING

We are holding our Annual Meeting at 42-44 avenue de la Gare, L – 1610 Luxembourg, on September 7, 2018, at 12:00 p.m. local time. At our Annual Meeting, our stockholders will act upon the matters outlined herein. In addition, our management will report on our performance during the 2017 year and respond to questions from stockholders.

Attendance at the Annual Meeting will be limited to stockholders of the Company. Stockholders will be required to furnish valid identification and proof of ownership of the Company’s common stock before being admitted to the meeting. Stockholders holding shares in street name are requested to bring a statement from the bank, broker or other holder of record confirming their ownership in the Company’s common stock. For directions to the Annual Meeting, you may contact the Company’s Corporate Secretary, Rodney Rootsaert, by writing to VolitionRx’s principal executive offices at 1 Scotts Road, #24-05 Shaw Centre, Singapore 228208, or by telephone at +1 (646) 650-1351.

VOTING INFORMATION

All shares represented by properly executed proxies received by the board of directors pursuant to this solicitation will be voted in accordance with the holder’s directions specified on the proxy. If no directions have been specified using the Internet voting site, toll-free number or by marking the appropriate places on a Proxy Card, the shares will be voted in accordance with the board of directors’ recommendations which are:

1.FOR the election of Dr. Alan Colman, Dr. Martin Faulkes, Dr. Edward Futcher, Guy Innes, Cameron Reynolds and Dr. Habib Skaff as directors of the Company to serve for a term of one (1) year until the next annual meeting of stockholders or until their successors are duly elected and qualified.

2.FOR ratification of the selection of Sadler, Gibb & Associates, LLC as the Company’s independent registered public accounting firm for the year ending December 31, 2018.

3.FOR the approval, on a non-binding advisory basis, of the compensation of our named executive officers, as disclosed in the Compensation of Named Executive Officers section of this Proxy Statement.

4.FOR the approval of the amendment to the Company’s 2015 Stock Incentive Plan, as amended, or the 2015 Plan, to increase the number of shares of common stock that the Company has authority to grant under the 2015 Plan from 2,500,000 to 3,250,000.

When using Internet or telephone voting, the voting systems will verify that you are a stockholder through the use of a company number for VolitionRx and a control number unique to you. If you vote by Internet or telephone, please do not also mail a Proxy Card.

If you plan to vote in person at the Annual Meeting, please bring valid identification. Even if you currently plan to attend the Annual Meeting, we recommend that you also submit your proxy so that your vote will be counted if you later decide not to attend the Annual Meeting.

Record Date

You may vote all shares that you owned as of July 13, 2018, which is the Record Date for the Annual Meeting. As of July 13, 2018, we had 30,031,225 shares of common stock issued and outstanding held of record by approximately 166 stockholders. Each share of common stock is entitled to one vote on each matter properly brought before the meeting.

A complete list of the stockholders entitled to vote at the meeting will be open to examination by any stockholder for any purpose germane to the meeting, during normal business hours for ten (10) days prior to the date of the Annual Meeting at the Company’s offices at 1 Scotts Road, #24-05 Shaw Centre, Singapore 228208.

Ownership of Shares

If your shares are registered directly in your name, you are the holder of record of these shares, and we are sending the Notice or, if requested, paper or e-mail copies of the Proxy Materials directly to you. As the holder of record, you have the right to give your proxy directly to us or to vote in person at the Annual Meeting. If you hold your shares in a brokerage account or through a bank or other holder of record, you hold the shares in “street name,” and your broker, bank or other holder of record is sending the Notice or Proxy Materials to you. As a holder in street name, you have the right to direct your broker, bank or other holder of record how to vote by filling out a voting instruction form that accompanies your Proxy Materials. Regardless of how you hold your shares, we invite you to attend the Annual Meeting.

How to Vote

Your Vote Is Important. We encourage you to vote promptly. You may vote in any of the following ways:

By Internet – www.proxyvote.com: Use the Internet to submit your proxy by going to www.proxyvote.com and following the instructions on how to complete an electronic proxy card up until 5:00 p.m. Eastern Time on September 6, 2018, the day before the Annual Meeting date. You will need the 12-digit control number included on your Notice or your Proxy Card in order to vote by Internet.

By Telephone – 1-800-690-6903: Use any touch-tone telephone to submit your proxy by dialing 1-800-690-6903 up until 5:00 p.m. Eastern Time on September 6, 2018, the day before the Annual Meeting date. You will need the 12-digit control number included on your Notice or your Proxy Card in order to vote by telephone.

By Mail: You may request a paper copy of the Proxy Materials from us by following the instructions on your Notice. When you receive the Proxy Card, mark your selection on the Proxy Card, date and sign your name exactly as it appears on your Proxy Card. Mail the Proxy Card in the postage-paid envelope that will be provided to you.

At the Annual Meeting: If you vote your shares now it will not limit your right to change your vote at the Annual Meeting if you attend in person. If you hold your shares in street name, you must obtain a proxy, executed in your favor, from your bank, broker or other holder of record, if you wish to vote your shares at the Annual Meeting.

All shares that have been properly voted and not revoked will be voted at the meeting. If you vote using the Internet voting site or the toll-free number, or by signing and returning a Proxy Card without any voting instructions, your shares will be voted as the board of directors recommends.

Revocation of Proxies

You can revoke your proxy (or voting instructions if you hold your shares in street name) at any time before your shares are voted at the Annual Meeting if you: (1) send a written notice to our Corporate Secretary indicating that you want to revoke your proxy; or (2) vote after delivery of your proxy and before the Annual Meeting by using the Internet voting site or toll-free number or deliver to our Corporate Secretary a duly executed Proxy Card bearing a later date, which revokes all previous proxies; or (3) attend the Annual Meeting in person, give written notice of revocation to the Corporate Secretary of the Annual Meeting prior to the voting of your proxy and vote your shares in person, although your attendance at the meeting will not by itself revoke your proxy.

Quorum and Required Vote

Quorum

We will have a quorum and will be able to conduct the business of the Annual Meeting if the holders of a majority of the outstanding shares of the Company’s common stock are present at the meeting, either in person or by proxy. In determining whether we have a quorum, we count abstentions and broker non-votes as present and entitled to vote.

Vote Required for Proposals

1.Election of Directors (Proposal 1). Directors are elected by a plurality of the shares of common stock that are present in person or represented by proxy and entitled to vote on the matter, meaning the nominees receiving the highest number of votes will be elected to the board of directors. A properly executed proxy marked “WITHHOLD” or “FOR ALL EXCEPT” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated. The election of directors is a non-discretionary matter under applicable stock exchange rules, meaning that if you are the beneficial owner of your shares and do not instruct your broker how to vote with respect to the election of directors, your broker is not permitted to vote on this Proposal and your votes will be counted as broker non-votes. Because broker non-votes are not entitled to vote on the matter, they will have no effect in determining which directors are elected at the Annual Meeting.

2.Ratification of Selection of Independent Registered Public Accounting Firm (Proposal 2). The ratification of Sadler, Gibb & Associates, LLC as the Company’s independent registered public accounting firm for the year ending December 31, 2018 requires the approval of a majority of the shares present in person or represented by proxy and entitled to vote on the matter. A properly executed proxy marked “ABSTAIN” with respect to such matter will not be voted. Accordingly, an abstention will have the same effect as a vote “AGAINST” this Proposal. The ratification of Sadler, Gibb & Associates, LLC is a discretionary matter under applicable stock exchange rules, meaning that if you are the beneficial owner of your shares and do not instruct your broker how to vote with respect to the ratification of Sadler, Gibb & Associates, LLC, your broker may use its discretion to vote your uninstructed shares on this Proposal. Accordingly, broker non-votes are not expected to result for this Proposal. Broker non-votes, if any, will have no effect in determining the outcome of this Proposal.

3.Advisory Vote on the Compensation of the Named Executive Officers (Proposal 3). The approval, on a non-binding advisory basis, of the compensation of our named executive officers, as disclosed in the Compensation of Named Executive Officers section of this Proxy Statement, requires the approval of a majority of the shares present in person or represented by proxy and entitled to vote on the matter. A properly executed proxy marked “ABSTAIN” with respect to such matter will not be voted. Accordingly, an abstention will have the same effect as a vote “AGAINST” this Proposal. The advisory vote on compensation is a non-discretionary matter under applicable stock exchange rules, meaning that if you are the beneficial owner of your shares and do not instruct your broker how to vote with respect to the advisory vote on compensation, your broker is not permitted to vote on this Proposal and your votes will be counted as broker non-votes. Broker non-votes will have no effect on the outcome of the Proposal.

4.Approval of Amendment to 2015 Stock Incentive Plan (Proposal 4). The approval of the amendment to the 2015 Plan requires the approval of a majority of the shares present in person or represented by proxy and entitled to vote on the matter. A properly executed proxy marked “ABSTAIN” with respect to such matter will not be voted. Accordingly, an abstention will have the same effect as a vote “AGAINST” this Proposal. The approval of the amendment to the 2015 Plan is a non-discretionary matter under applicable stock exchange rules, meaning that if you are the beneficial owner of your shares and do not instruct your broker how to vote with respect to the approval of the amendment to the 2015 Plan, your broker is not permitted to vote on this Proposal and your votes will be counted as broker non-votes. Broker non-votes will have no effect on the outcome of the Proposal.

Dissenter's Rights

Under Delaware law, stockholders are not entitled to dissenter’s rights of appraisal on any Proposal referred to herein.

Cumulative Voting

Stockholders shall not be entitled to cumulate votes with respect to voting on the election of directors or any other Proposal referred to herein.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of June 30, 2018, by: (i) each of our directors and director nominees; (ii) each of our named executive officers; (iii) all of our directors, director nominees and executive officers as a group; and (iv) each person or group known by us to beneficially own more than 5% of our outstanding shares of common stock.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under the rules of the SEC, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which the person has a right to acquire beneficial ownership within sixty (60) days. Under these rules more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

Unless otherwise indicated below, to the best of our knowledge (i) each beneficial owner named in the table has the sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable, and (ii) the address of such beneficial owner is 1 Scotts Road, #24-05 Shaw Centre, Singapore 228208.

Name and Address of Beneficial Owner	Amount and Nature Of Beneficial Ownership (#)	Percent of Class (1) (%)

Directors and Named Executive Officers:
Dr. Martin Faulkes(2)	1,977,284	6.5%
Cameron Reynolds(3)	2,556,467	8.4%
Dr. Alan Colman(4)	211,250	*
Dr. Edward Futcher(5)	413,000	1.4%
Guy Innes(6)	1,586,947	5.2%
Dr. Jacob Micallef(7)	560,569	1.8%
Rodney Rootsaert(8)	1,242,546	4.1%
Dr. Habib Skaff(9)	88,542	*
Dr. Jason Terrell(10)	186,364	*
David Vanston(11)	102,750	*
Other Executive Officers(12)	1,149,311	3.7%
All Executive Officers and Directors as a Group (17 Persons)(13)	8,711,312	26.5%

5% Stockholders:
Lagoda Investment Management, L.P. (14) 3 Columbus Circle New York, New York	3,185,202	10.6%
Cotterford Company Limited(15) Hever Investments Limited Alma House, 7 Circular Road, Douglas Isle of Man, IM1 1AF United Kingdom	1,837,476	6.1%

*Represents ownership of less than 1%

(1)For purposes of the table, the percent of class is based upon 30,031,225 shares of our common stock issued and outstanding as of June 30, 2018. Shares of common stock subject to stock purchase options or warrants currently exercisable, or exercisable within sixty (60) days of June 30, 2018, are deemed beneficially owned and outstanding for computing the percentage ownership of the person or entity holding such securities, but are not considered outstanding for computing the percentage ownership of any other person or entity.

(2)Dr. Faulkes’s beneficial ownership includes direct ownership of (i) 1,351,284 shares of common stock and (ii) options to purchase 270,000 shares of common stock that are exercisable within 60 days. Dr. Faulkes’s beneficial ownership also includes indirect ownership of 356,000 shares of common stock held directly by The Dill Faulkes Educational Trust Limited, or DFET. Dr. Faulkes serves as the chairman, director and trustee of the DFET and shares voting and dispositive control over such shares. On December 8, 2015, Dr. Faulkes pledged 12,500 shares to secure a loan.

(3)Mr. Reynolds’s beneficial ownership includes direct ownership of (i) 1,114,673 shares of common stock and (ii) options to purchase 400,000 shares of common stock that are exercisable within 60 days. Mr. Reynolds’s beneficial ownership also includes indirect ownership of (x) 34,076 shares of common stock held directly by Mr. Reynolds’s spouse and (y) 1,007,718 shares of common stock held directly by Concord International, Inc., or Concord, of which Mr. Reynolds is the majority stockholder and shares voting and dispositive control over such shares.

(4)Dr. Colman’s beneficial ownership includes direct ownership of (i) 156,250 shares of common stock and (ii) options to purchase 55,000 shares of common stock that are exercisable within 60 days.

(5)Dr. Futcher’s beneficial ownership includes direct ownership of (i) 27,000 shares of common stock and (ii) options to purchase 30,000 shares of common stock that are exercisable within 60 days. Dr. Futcher’s beneficial ownership also includes indirect ownership of 356,000 shares of common stock held directly by DFET. Dr. Futcher serves as a director and a trustee of DFET and shares voting and dispositive control over such shares.

(6)Mr. Innes’s beneficial ownership includes direct ownership of (i) 1,304,975 shares of common stock, (ii) options to purchase 100,000 shares of common stock that are exercisable within 60 days, and (iii) warrants to purchase 132,246 shares of common stock that are exercisable within 60 days. Mr. Innes’s beneficial ownership also includes indirect ownership of 49,726 shares of common stock, held in a bare trust, which is not a separate legal entity, of which Mr. Innes is the trustee, for the benefit of certain minors.

(7)Dr. Micallef’s beneficial ownership includes direct ownership of (i) 86,166 shares of common stock, (ii) options to purchase 70,000 shares of common stock that are exercisable within 60 days, and (iii) warrants to purchase 10,000 shares of common stock that are exercisable within 60 days. Dr. Micallef’s beneficial ownership also includes indirect ownership of (v) 11,000 shares of common stock held directly by Dr. Micallef’s wife, (w) 38,113 shares of common stock held directly by Borlaug Limited, or Borlaug, for which Dr. Micallef serves as a controlling director, and over which Dr. Micallef shares voting and dispositive control, (x) warrants held directly by Dr. Micallef’s wife to purchase 11,000 shares of common stock that are exercisable within 60 days, (y) warrants held directly by Borlaug to purchase 4,290 shares of common stock that are exercisable within 60 days, and (z) options held directly by Borlaug to purchase 330,000 shares of common stock that are exercisable within 60 days.

(8)Mr. Rootsaert’s beneficial ownership includes direct ownership of (i) 4,828 shares of common stock and (ii) options to purchase 230,000 shares of common stock that are exercisable within 60 days. Mr. Rootsaert’s beneficial ownership also includes indirect ownership of 1,007,718 shares of common stock beneficially owned by Concord, for which Mr. Rootsaert serves as a controlling director and shares voting and dispositive control over such shares.

(9)Dr. Skaff’s beneficial ownership includes direct ownership of (i) 19,542 shares of common stock and (ii) options to purchase 69,000 shares of common stock that are exercisable within 60 days.

(10)Dr. Terrell’s beneficial ownership includes direct ownership of (i) 61,364 shares of common stock, (ii) options to purchase 100,000 shares of common stock that are exercisable within 60 days and (iii) warrants to purchase 25,000 shares of common stock that are exercisable within 60 days.

(11)Mr. Vanston’s beneficial ownership includes direct ownership of (i) 2,750 shares of common stock and (ii) options to purchase 100,000 shares of common stock that are exercisable within 60 days.

(12)The other executive officers of the Company have beneficial ownership of an aggregate of (i) 259,435 shares of common stock, (ii) options to purchase 869,467 shares of common stock that are exercisable within 60 days, and (iii) warrants to purchase 20,409 shares of common stock that are exercisable within 60 days.

(13)The number of executive officers, directors and director nominees as a group includes seven executive officers of the Company’s subsidiaries. The amount beneficially owned by the executive officers, directors and director nominees as a group consists of an aggregate of 5,884,900 shares of common stock, 2,623,467 shares issuable upon the exercise of stock purchase options, and 202,945 shares issuable upon the exercise of stock purchase warrants.

(14)This information has been derived from a Form 13F filed with the SEC on May 15, 2018. Based on the information contained in a Schedule 13G/A filed with the SEC on February 14, 2018, Lagoda Investment Management, L.P. serves as the investment manager to certain managed accounts, and Richard Bayles, Fatima Dickey and Youngdawn Daniel Ha, as the managing principals of Lagoda Investment Management, LLC, the General Partner of Lagoda Investment Management, L.P., possess sole voting and dispositive power with respect to the common stock.

(15)Based on the information provided by Cotterford Company Limited and Hever Investments Limited, Cotterford Company Limited and Hever Investments Limited together beneficially own 1,533,323 shares of common stock, and 304,153 shares issuable upon the exercise of stock purchase warrants. Jack Murphy holds dispositive and voting control over the shares of common stock beneficially owned by both Cotterford Company Limited and Hever Investments Limited.

Changes in Control

We are not aware of any arrangements that have resulted, or may at a subsequent date result, in a change of control of the Company.

MARKET FOR THE COMPANY’S COMMON EQUITY

Our common stock is currently traded on the NYSE American under the symbol “VNRX”. The following table presents quarterly information on the high and low sales prices of our common stock furnished by the NYSE American for the fiscal years ended December 31, 2017 and 2016.

Year Ended December 31, 2017	High	Low
First Quarter (Jan. 1 – Mar. 31)	$5.45	$4.00
Second Quarter (Apr. 1 – Jun. 30)	$4.20	$2.92
Third Quarter (Jul. 1 – Sept. 30)	$3.59	$2.45
Fourth Quarter (Oct. 1 – Dec. 31)	$3.75	$2.08

Year Ended December 31, 2016	High	Low
First Quarter (Jan. 1 – Mar. 31)	$4.43	$3.20
Second Quarter (Apr. 1 – Jun. 30)	$4.19	$3.05
Third Quarter (Jul. 1 – Sept. 30)	$5.86	$3.05
Fourth Quarter (Oct. 1 – Dec. 31)	$5.39	$3.75

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, requires our directors and executive officers and persons who beneficially own more than ten percent of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of change in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to us under Rule 16a-3(e) of the Exchange Act during the year ended December 31, 2017, and the representations made by the reporting persons to us, we believe that during the year ended December 31, 2017, our executive officers and directors and all persons who own more than ten percent of a registered class of our equity securities have complied with all Section 16(a) filing requirements.

DIRECTORS AND EXECUTIVE OFFICERS

Identification of Directors and Executive Officers

The following table sets forth the names and ages of the Company’s directors and executive officers as of June 30, 2018.

Name	Age	Position with the Company	Officer/Director Since
Cameron Reynolds	47	President	October 6, 2011
		Chief Executive Officer	October 6, 2011
		Director	October 6, 2011
David Vanston	50	Chief Financial Officer	April 10, 2017
		Treasurer	April 10, 2017
Rodney Rootsaert	47	Corporate Secretary	October 6, 2011
Dr. Jason Terrell	38	Chief Medical Officer	March 20, 2013
		Head of U.S. Operations	March 20, 2013
Dr. Jacob Micallef	62	Chief Scientific Officer	January 1, 2015
Dr. Martin Faulkes	74	Executive Chairman	October 6, 2011
		Director	October 6, 2011
Guy Innes(1)(2)(3)	62	Director	October 6, 2011
Dr. Alan Colman(1)	69	Director	October 6, 2011
Dr. Habib Skaff(1)(2)(3)	41	Director	June 1, 2014
Dr. Edward Futcher(1)(2)(3)	64	Director	June 23, 2016

(1)Member of the Audit Committee.

(2)Member of the Compensation Committee.

(3)Member of the Nominations and Governance Committee.

The background and business experience during the past five years of the persons listed above are as follows:

CAMERON REYNOLDS serves as our President and Chief Executive Officer and is a director of the Company. Information regarding Mr. Reynolds is provided under “Proposal 1 – Election of Directors” starting on page 24 of this Proxy Statement.

DAVID VANSTON serves as our Chief Financial Officer and Treasurer, a position he has held since April 2017. Mr. Vanston has over twenty years of financial management experience with a strong background as an international finance executive and a senior controller, including extensive experience in Sarbanes-Oxley compliance and implementation of successful change programs. Mr. Vanston was previously employed at Octo Telematics from 2016 to 2017, a high-growth technology company based in Boston, where he was the Senior Controller for the United States business. Prior to joining Octo Telematics, he was Vice President of Excorp Medical, Inc., an early-stage medical company in Minneapolis, from 2015 until 2016, and, from 2011 to 2015, he served as VP Finance/CFO in a consultant capacity to various listed/private companies including serving as Chief Financial Officer for GrowHow Ltd in 2013, in which Mr. Vanston managed and oversaw accounting, finance, tax, treasury, financial planning and analysis. Mr. Vanston is a certified chartered accountant and holds an MBA from Warwick Business School. The Board of Directors believes that Mr. Vanston’s financial and accounting knowledge is a valuable asset to the Company.

RODNEY ROOTSAERT serves as our Corporate Secretary. Prior to the completion of the transactions under the Share Exchange Agreement, he was the Administration and Legal Officer of Singapore Volition, a position he held since August 6, 2010. Mr. Rootsaert became a Director of Singapore Volition and Hypergenomics on December 15, 2015. He has been a Director and Secretary of Belgian Volition since October 4, 2010 and was appointed Director of Volition Diagnostics on November 13, 2015. Mr. Rootsaert concurrently serves as director and corporate secretary of Mining House Ltd., positions he has had since 2007. His responsibilities include ensuring compliance with all relevant statutory and regulatory requirements. From 2007 until 2011, Mr. Rootsaert served as corporate secretary for Magellan Copper and Gold Plc., where his duties included maintaining and preparing company documents, accounts and contracts. With over ten years of experience in providing corporate, legal and administrative services and prior roles as corporate secretary for several mining companies in the United Kingdom, the Board of Directors believes that Mr. Rootsaert is a valuable addition to our team.

DR. JASON TERRELL serves as our Chief Medical Officer and Head of U.S. Operations. Effective January 1, 2016, Dr. Terrell was appointed to the position of Chief Medical Officer and Head of U.S. Operations on a full-time basis, having previously served in a part-time capacity as the Company’s Chief Medical Officer and Head of U.S. Operations since March 2013. On February 3, 2017, Dr. Terrell was appointed Director and Chief Executive Officer of Volition America. Since February 2017, Dr. Terrell has also concurrently served as both a director and Chief Medical Diagnostics Officer of Generex Biotechnology Corporation (OTCMKTS : GNBT), a publicly-held biopharmaceutical company focused on developing or acquiring technologies that help pharmaceutical companies discover and develop medicines, and additionally as the non-executive chairman of the board of directors of Kiromic BioPharma, Inc. (a private company). Between January 2013 and October 2015, Dr. Terrell served on the board of directors of CDEX Inc., a publicly-held company developing drug validation technology, and between January 2012 and October 2015, as Medical Director of CDEX Inc. In addition, over the last six years, Dr. Terrell has built and sold multiple private diagnostic laboratories and currently serves as a National Franchise Corporate Medical Director for Any Lab Test Now, giving him oversight of over 70 franchises in 14 states. Dr. Terrell is a Texas-based doctor educated at the University of Texas and its affiliate MD Anderson Cancer Center, with expertise in both clinical medicine and the laboratory diagnostics business. He has a strong grounding in diagnostics and product commercialization and has both executive and board directorship experience with publicly traded companies in the biotechnology and pharmaceutical industries. Our Board of Directors has concluded that Dr. Terrell brings value to the Company with his strong grounding in both medicine and more specifically in diagnostics.

DR. JACOB MICALLEF serves as the Company’s Chief Scientific Officer. Dr. Micallef also served as a Director of Belgian Volition between August 10, 2011 and March 31, 2016. Prior to the Share Exchange Agreement, he served as a Science Executive Officer of Belgian Volition since October 11, 2010, but was not otherwise involved with Singapore Volition. Dr. Micallef joined Cronos Therapeutics Limited, or Cronos, in 2004 and, in 2006, Cronos was listed in the U.K. on the AIM, becoming Valirx plc, or Valirx. Dr. Micallef continued to work as Technical Officer for Valirx, where he in-licensed the Hypergenomics® and Nucleosomics® technologies and co-founded ValiBio SA, which is now Belgian Volition. From 2004 to 2007, he taught “science and enterprise” to science research workers from four universities at CASS Business School before joining Cronos. In 2001, Dr. Micallef co-founded Gene Expression Technologies, after getting his MBA in 1999, where he successfully led the development of the chemistry of the GeneICE technology and implemented the manufacture of GeneICE molecules. He also played a major role in business development and procured a GeneICE contract with Bayer AG. Over a 15-year period, starting in 1985, Dr. Micallef worked for the World Health Organization, or WHO. While working for the WHO, Dr. Micallef developed new diagnostic products in the areas of reproductive health and cancer. In 1990, he commenced development of a new diagnostic technology platform for WHO which was launched in 1992 and supported 13 tests. Dr. Micallef also initiated and implemented in-house manufacture (previously outsourced to Abbott Diagnostics Inc.) and world-wide distribution of these products for WHO. Also in 1990, he started a “not-for-profit” WHO company, Immunometrics Ltd., which marketed and distributed those diagnostic products worldwide. Dr. Micallef has 20 years of experience in research and development and in the management of early stage biotechnical companies, including the manufacture of biotechnology products and the establishment of manufacturing operations. The Board of Directors believes that Dr. Micallef’s prior work with Belgian Volition in the development of diagnostic products would continue to be an asset to us in his role as Chief Scientific Officer of the Company and is subsidiaries.

DR. MARTIN FAULKES serves as our Executive Chairman of the board of directors. Information regarding Dr. Faulkes is provided under “Proposal 1 – Election of Directors” starting on page 24 of this Proxy Statement.

GUY INNES serves as a director. Information regarding Mr. Innes is provided under “Proposal 1 – Election of Directors” starting on page 24 of this Proxy Statement.

DR. ALAN COLMAN serves as a director. Information regarding Dr. Colman is provided under “Proposal 1 – Election of Directors” starting on page 24 of this Proxy Statement.

DR. HABIB SKAFF serves as a director. Information regarding Dr. Skaff is provided under “Proposal 1 – Election of Directors” starting on page 24 of this Proxy Statement.

DR. EDWARD FUTCHER serves as a director. Information regarding Dr. Futcher is provided under “Proposal 1 – Election of Directors” starting on page 24 of this Proxy Statement.

CORPORATE GOVERNANCE OF THE COMPANY

Our business is managed by the Company’s board of directors. Our board members are informed of our business through discussions with management, materials provided to them, visits to the Company’s offices and facilities, and their participation in board of directors’ meetings.

Corporate Governance Practices and Policies

Our board of directors has been carefully following the corporate governance developments that have been taking place as a result of the adoption of the Sarbanes-Oxley Act of 2002, the rules adopted thereunder by the SEC, and other corporate governance recommendations. Our board of directors addresses, among other things, the board of directors’ composition, qualifications and responsibilities, director education and stockholder communication with directors.

Director Independence

For purposes of determining director independence, the board of directors reviews a summary of the relationships of each director with the Company and other facts relevant to the analysis of whether the directors qualify as “independent directors” under the NYSE American Company Guide §803(A)(2). No director qualifies as independent unless the board of directors affirmatively determines that the director does not have a relationship that would interfere with the exercise of his or her independent judgment in carrying out his or her responsibilities as a director. In addition, the NYSE American Company Guide provides a non-exclusive list of persons who may not be considered independent.

The board of directors has affirmatively determined that each of Drs. Colman, Futcher and Skaff, as well as Mr. Innes, is an independent director under the rules of the NYSE American. In addition, the members of the Audit Committee are independent directors pursuant to the heightened independence criteria for members of Audit Committees set forth in the applicable SEC rules.

Term of Office for Directors and Officers

Each director serves for a term of one year until the next annual meeting of stockholders or until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal. Each officer serves for such term as determined by the board of directors or, in the case of officers with employment agreements, for such term set forth in their employment agreement as approved by the board of directors or Compensation Committee. Information regarding employment agreements is provided under “Employment and Consulting Agreements” starting on page 19 of this Proxy Statement.

Family Relationships

We currently do not have any officers or directors of our Company who are related to each other.

Involvement in Certain Legal Proceedings

During the past ten years no director, executive officer or director nominee of VolitionRx has been involved in any legal proceedings required to be disclosed pursuant to Item 401(f) of Regulation S-K.

Board and Committee Meetings; Annual Meeting Attendance

During the fiscal year ended December 31, 2017: the board of directors held 4 regularly scheduled meetings and acted by written consent 8 times; the Audit Committee held 4 regularly scheduled meetings and acted by written consent 6 times; the Compensation Committee held 1 regularly scheduled meeting and acted by written consent 5 times; and the Nominations and Governance Committee held 1 regularly scheduled meeting and acted by written consent 1 time. During the fiscal year ended December 31, 2017, all directors attended, in person or by telephone, at least 75% of the total number of meetings of both our board of directors and the committees of our board of directors on which such director served, during such period.

The Company does not have a policy with regard to the attendance of the members of the board of directors at annual meetings of stockholders, however, directors are strongly encouraged to attend the annual meetings of stockholders whether in person or by telephone. All directors attended the 2017 Annual Meeting of Stockholders, either in person or by telephone.

Committees of the Board of Directors

Our board of directors has established an Audit Committee, a Compensation Committee and a Nominations and Governance Committee. The Committees operate pursuant to written charters adopted by the board of directors, copies of which are available on our website at http://ir.volitionrx.com/committee-charters. In addition, from time to time, the board of directors may establish special committees when necessary to address specific issues.

Audit Committee

Our Audit Committee consists of four members, Mr. Innes (Chair), and Drs. Skaff, Colman and Futcher, each of whom has been determined to be an independent director under applicable SEC rules and the applicable rules of the NYSE American. The Audit Committee shall at all times be composed exclusively of directors who are, in the opinion of our board of directors, free from any relationship which would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles.

The Audit Committee is responsible for, among other things:

●	appointing, terminating, compensating and overseeing the work of any independent auditor engaged to prepare or issue an audit report or other audit, review or attest services;

●

reviewing all audit and non-audit services to be performed by the independent auditor, taking into consideration whether the independent auditor’s provision of non-audit services to us is compatible with maintaining the independent auditor’s independence;

●	reviewing and discussing the adequacy and effectiveness of our accounting and financial reporting processes and internal controls and the audits of our financial statements;

●

establishing and overseeing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential, anonymous submission by our employees regarding questionable accounting or auditing matters;

●	investigating any matter brought to its attention within the scope of its duties and engaging independent counsel and other advisors as the Audit Committee deems necessary;

●	determining compensation of the independent auditors and of advisors hired by the Audit Committee and ordinary administrative expenses;

●	reviewing and discussing with management and the independent auditor the annual and quarterly financial statements prior to their release;

●	monitoring and evaluating the independent auditor’s qualifications, performance and independence on an ongoing basis;

●	reviewing reports to management prepared by the internal audit function, as well as management’s response;

●	reviewing and assessing the adequacy of the Audit Committee’s formal written charter on an annual basis;

●	reviewing and approving transactions with related persons for potential conflict of interest situations on an ongoing basis; and

●	overseeing such other matters that are specifically delegated to the Audit Committee by our board of directors from time to time.

The board of directors has affirmatively determined that Mr. Innes is designated as an “Audit Committee financial expert.”

Compensation Committee

Our Compensation Committee consists of three members, Mr. Innes (Chair) and Drs. Skaff and Futcher, each of whom has been determined to be an independent director under the applicable rules of the NYSE American.

The Compensation Committee is responsible for, among other things:

●	developing, reviewing, and approving our overall compensation programs, and regularly reporting to the full board of directors regarding the adoption of such programs;

●	developing, reviewing and approving our cash and equity incentive plans, including approving individual grants or awards thereunder;

●	reviewing and approving individual and company performance goals and objectives that may be relevant to the compensation of executive officers and other key employees;

●	reviewing and discussing with management the tables and narrative discussion regarding executive officer and director compensation to be included in the annual proxy statement;

●	reviewing and assessing, on an annual basis, the adequacy of the Compensation Committee’s formal written charter; and

●	overseeing such other matters that are specifically delegated to the Compensation Committee by our board of directors from time to time.

In fulfilling its responsibilities, the Compensation Committee has the authority to delegate any or all of its responsibilities to a subcommittee of the Compensation Committee.

Nominations and Governance Committee

Our Nominations and Governance Committee consists of three members, Mr. Innes (Chair) and Drs. Skaff and Futcher, each of whom has been determined to be an independent director under the applicable rules of the NYSE American.

The Nominations and Governance Committee is responsible for, among other things:

●	identifying and screening candidates for our board of directors, and recommending nominees for election as directors;

●	assessing, on an annual basis, the performance of the board of directors and any committee thereof;

●

reviewing the structure of the board of directors’ committees and recommending to the board of directors for its approval directors to serve as members of each committee, including each committee’s respective chair, if applicable;

●	reviewing and assessing, on an annual basis, the adequacy of the Nominations and Governance Committee’s formal written charter; and

●	generally advising our board of directors on corporate governance and related matters.

Nominating Procedures

The Nominations and Governance Committee does not have a formal policy regarding the consideration of any director nominee, but will consider candidates for the board of directors from any reasonable source, including stockholder recommendations. The Committee will not evaluate candidates differently based on who has made the proposal. The Committee has the authority under its charter to hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating candidates. No such consultants or search firms have been used to date and, accordingly, no fees have been paid to consultants or search firms in the past fiscal year. The Nominations and Governance Committee, and our board of directors, believe that directors should possess the highest personal and professional ethics, integrity and values, and to be committed to representing the long-term interests of the Company’s stockholders. Each director must also be able to dedicate the time and resources sufficient to ensure the diligent performance of his or her duties. Further, our board of directors is intended to encompass a range of talents, experience, skills, backgrounds, and expertise sufficient to provide sound and prudent guidance with respect to the operations and interests of the Company and its stockholders. The Company values diversity and seeks to achieve a diversity of professional experiences and personal backgrounds on our board of directors, but no specific policy regarding board diversity has been adopted.

Stockholders who wish to suggest qualified candidates should write to the Chair of the Nominations and Governance Committee c/o VolitionRx Limited, 1 Scotts Road, #24-05 Shaw Centre, Singapore 228208, specifying the name of the candidates and stating in detail the qualifications of such persons for consideration by the Committee. A written statement from the candidate consenting to be named as a candidate and, if nominated and elected, to serve as a director should accompany any such recommendation. See also “Deadline for Receipt of Stockholder Proposals for the Next Annual Meeting.”

Board Leadership Structure and Role in Risk Oversight

Dr. Martin Faulkes serves as the Executive Chairman of our board of directors. Guy Innes is the lead independent director on the board of directors. As the lead independent director, Mr. Innes regularly consults with the Executive Chairman of the board of directors and management on the key issues concerning the Company. Cameron Reynolds, our Chief Executive Officer, also serves as a director of the Company. Due to Mr. Reynolds’ executive officer position, he is not an independent director.

The board of directors regularly reviews information regarding the Company’s liquidity, operations and strategy, including the risks associated with each. While our management is responsible for directly managing risks facing the Company, the board of directors oversees the management of these risks with a focus on assuring that they are being adequately managed.

Stockholder Communications

The board of directors encourages stockholders to send communications to the board of directors or to individual members of the board of directors. Such communications, whether by letter, e-mail or telephone, should be directed to the Executive Chairman of the board of directors who will forward them to the intended recipients. However, unsolicited advertisements or invitations to conferences or promotional material, in the discretion of the chairman or his designee, may not be forwarded to the directors.

If a stockholder wishes to communicate to the board of directors about a concern relating to the Company’s financial statements, accounting practices or internal controls, the concern should be submitted in writing to the board of directors in care of the Executive Chairman at the Company’s headquarters. If the concern relates to the Company’s governance practices, business ethics or corporate conduct, the concern likewise should be submitted in writing to the Executive Chairman at the Company’s headquarters address. If the stockholder is unsure as to which category his or her concern relates, he or she may communicate it to any one of the directors in care of the Company’s Corporate Secretary.

Stockholders who wish to contact members of the board of directors either individually or as a group may do so by writing to Corporate Secretary c/o VolitionRx Limited, 1 Scotts Road, #24-05 Shaw Centre, Singapore 228208, or by telephone at +1 (646) 650-1351, specifying whether the communication is directed to the entire board of directors or to a particular director. Stockholder letters are screened by Company personnel to filter out improper or irrelevant topics, such as solicitations, and to confirm that such communications relate to matters that are within the scope of responsibilities of the board of directors.

Code of Ethics

We have adopted a Code of Ethics, or the Code, that applies to our directors, officers and employees, including our Chief Executive Officer and Chief Financial Officer. A copy of the Code is available on our Company website at http://ir.volitionrx.com/governance-documents. Amendments to the Code that apply to our principal executive officer, principal financial officer, principal accounting officer, controller or persons performing similar functions, if any, will be posted on our website at http://ir.volitionrx.com/governance-documents. We will disclose any waivers of provisions of our Code that apply to such persons by disclosing such information on a Current Report on Form 8-K.

Transactions with Related Persons

For disclosures relating to certain transactions with related persons, see the sections titled “Summary Compensation Table,” “Employment and Consulting Agreements” and the “Compensation of Directors Table” in this Proxy Statement.

On May 11, 2016, Singapore Volition entered into a consultancy agreement with PB Commodities Pte. Limited, or PB Commodities, for the services of Cameron Reynolds, or the 2016 PB Commodities Consultancy Agreement. Under the terms of the 2016 PB Commodities Consultancy Agreement, PB Commodities received net $25,417 per month for the services provided to Singapore Volition by Mr. Reynolds on its behalf. For the years ended December 31, 2017 and 2016, PB Commodities received $76,251 and $285,168, respectively, pursuant to the 2016 PB Commodities Consultancy Agreement. The 2016 PB Commodities Consultancy Agreement was terminated on March 31, 2017. The foregoing description of the 2016 PB Commodities Consultancy Agreement does not purport to summarize all terms and conditions thereof and is qualified in its entirety by reference to Exhibit 10.2 to our Form 10-Q filed with the SEC on May 13, 2016.

On May 2, 2014, VolitionRx entered into a consultancy agreement with Isosceles Finance Limited, or Isosceles, a consulting services company founded by VolitionRx’s then-current Chief Financial Officer Mike O’Connell, for the provision of accountancy and financial control services, or the Isosceles Consultancy Agreement. The initial term of the Isosceles Consultancy Agreement was for twelve (12) months, with automatic extensions for successive twelve (12) month periods until terminated as provided in the Agreement. While Mr. O’Connell ceased serving as VolitionRx’s Chief Financial Officer in August 2015, the Isosceles Consultancy Agreement continues in place. The services are provided on a time and materials basis. For the years ended December 31, 2017 and 2016, Isosceles received $262,310 and $273,507 respectively, pursuant to the Isosceles Consultancy Agreement. The foregoing description of the Isosceles Consultancy Agreement does not purport to summarize all terms and conditions thereof and is qualified in its entirety by reference to Exhibit 10.30 to our registration statement on Form S-1/A filed with the SEC on January 23, 2015.

As part of the engagement letters with each of our directors, certain indemnification provisions may require us, among other things, to indemnify our directors and executive officers for expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of his or her service as one of our directors or officers.

Other than the foregoing, none of the directors, nominees for directors or executive officers of the Company, nor any person who owned of record or was known to own beneficially more than 5% of the Company’s outstanding shares of its common stock, nor any associate or affiliate of such persons or companies, has any material interest, direct or indirect, in any transaction that has occurred during the past two fiscal years, or in any currently proposed transaction, to which we are a party that requires disclosure under Item 404(a) of Regulation S-K.

Policy on the Review, Approval or Ratification of Transactions with Related Persons

The Company has not adopted a separate written policy for the approval or ratification of all transactions with related persons that are required to be reported under Item 404(a) of Regulation S-K. Rather, at this time and pursuant to its existing charter, and unless otherwise provided by the board of directors, the Audit Committee reviews the material facts of all such transactions and either ratifies, approves or disapproves of the Company’s entry into the transaction.

No director is allowed to participate in the approval of a transaction for which he or she is a related person and directors must provide all material information concerning such transactions to the Audit Committee.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of our board of directors is responsible for assisting our board of directors in fulfilling its oversight responsibilities regarding the Company’s financial accounting and reporting process, system of internal control, audit process, and process for monitoring compliance with laws and regulations. The Audit Committee operates pursuant to a written charter, a copy of which is posted on our website at http://ir.volitionrx.com/committee-charters. The Audit Committee met 4 times and acted by written consent 6 times during the fiscal year ended December 31, 2017. All members of the Audit Committee are non-employee directors and satisfy the current NYSE American Company Guide and SEC requirements with respect to independence, financial literacy and experience.

Management of the Company has the primary responsibility for the Company’s consolidated financial statements as well as the Company’s financial reporting process, accounting principles and internal controls. Sadler, Gibb & Associates, LLC, the independent registered public accounting firm for the Company in 2017, is responsible for performing an audit of the Company’s consolidated financial statements, and expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles.

In this context, the Audit Committee has reviewed and discussed the audited consolidated financial statements of the Company as of and for the year ended December 31, 2017 with the Company’s management and the independent registered public accounting firm. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, “Communication with Audit Committees” (formerly known as Statement on Auditing Standards No. 16, which superseded Statement on Auditing Standards No. 61 for fiscal years beginning after December 15, 2012), as adopted by the Public Company Accounting Oversight Board, or PCAOB. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB (Rule 3526) regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence.

Based on the foregoing, the Audit Committee has recommended to our board of directors the inclusion of the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

Guy Innes, Chair

Dr. Habib Skaff

Dr. Alan Colman

Dr. Edward Futcher

The foregoing Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent we specifically incorporate this Report by reference therein.

COMPENSATION OF NAMED EXECUTIVE OFFICERS

Summary Compensation Table

The following table sets forth the principal positions of the named executive officers of the Company and the compensation paid to such persons, including in their capacities as officers of the Company’s subsidiaries, for the fiscal years ended December 31, 2017 and 2016.

Name and Principal Position	Year Ended December 31,	Salary ($)(2)	Option Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Cameron Reynolds(3)	2017	293,974	303,672	92,364	690,010
President, CEO and Director	2016	25,000	257,717	285,168	567,885
Dr. Martin Faulkes(4)	2017	178,447	258,349	-0-	436,796
Executive Chairman and Director	2016	151,831	137,924	-0-	289,755
Dr. Jacob Micallef(5)	2017	140,926	240,898	37,577	419,401
Chief Scientific Officer	2016	-0-	260,178	151,551	411,729

(1)All option and warrant award amounts have been calculated based upon the aggregate grant date fair value computed in accordance with FASB ASC Topic 718.

(2)These amounts were paid in GBP Sterling at an average exchange rate for 2017 of $1.29 to £1 GBP, and for 2016 of $1.36 to £1 GBP, respectively.

(3)Mr. Reynolds’s salary for the years ended December 31, 2017 and 2016 was determined pursuant to the Reynolds UK Employment Agreement and the Reynolds Executive Employment Agreement for the respective periods (as described in the section entitled “Employment and Consulting Agreements” below). On March 30, 2017 and April 15, 2016, Mr. Reynolds was granted options to purchase 100,000 shares and 125,000 shares, respectively, of common stock of VolitionRx under the 2015 Plan, vesting in full on the twelve-month anniversary of the date of grant. The amounts under All Other Compensation consist of consultancy fees received by Mr. Reynolds pursuant to the Reynolds Consultancy Agreement (as described in the section entitled “Employment and Consulting Agreements” below).

(4)Dr. Faulkes’s salary for the years ended December 31, 2017 and 2016 was determined pursuant to the Faulkes Employment Agreement and the Faulkes Executive Chairman Agreement, as amended, for the respective periods (as described in the section entitled “Employment and Consulting Agreements” below). On March 30, 2017 and April 15, 2016, Dr. Faulkes was granted options to purchase 100,000 shares and 65,000 shares, respectively, of common stock of VolitionRx under the 2015 Plan, vesting in full on the twelve-month anniversary of the date of grant.

(5)Dr. Micallef did not receive cash compensation directly from the Company prior to March 7, 2017, after which his salary for the year ended December 31, 2017 was determined pursuant to the Micallef UK Employment Agreement (as described in the section entitled “Employment and Consulting Agreements” below). On March 30, 2017 and April 15, 2016, Dr. Micallef was granted options to purchase 70,000 shares and 125,000 shares, respectively, of common stock of VolitionRx under the 2015 Plan, vesting in full on the twelve-month anniversary of the date of grant. The amounts under All Other Compensation consist of fees received under the 2015 Micallef Agreement, as amended (as described in the section entitled “Employment and Consulting Agreements” below).

Employment and Consulting Agreements

Cameron Reynolds

On March 7, 2017, Mr. Reynolds entered into an Employment Agreement with Volition Diagnostics, or the Reynolds UK Employment Agreement, which took effect on April 1, 2017 and replaced the Reynolds Executive Employment Agreement, the Reynolds Consultancy Agreement (as described below) and the 2016 PB Commodities Consulting Agreement (as referenced below). Pursuant to the terms of the Reynolds UK Employment Agreement, Mr. Reynolds shall serve as Chief Executive Officer of Volition Diagnostics. Volition Diagnostics will also make available the services of Mr. Reynolds, as Chief Executive Officer, to VolitionRx and its other subsidiaries, pursuant to services agreements entered into by and between Volition Diagnostics and VolitionRx or its subsidiaries. The Reynolds UK Employment Agreement continues until terminated by either party providing not less than six months’ notice. In exchange for his services, Mr. Reynolds shall receive, among other things (i) £24,500 GBP per month (approximately $30,224) from Volition Diagnostics (subject to annual review and adjustment); and (ii) a lump sum severance payment if terminated by Volition Diagnostics without cause (as per the agreement) equal to the salary that he would have received between the date of termination and the completion of a six month notice period. Effective from April 1, 2017, Mr. Reynolds additionally receives a payment of £1,225 GBP per month toward the Volition Diagnostics UK Group Personal Pension Plan (as described in detail below under “Long-Term Incentive Plans”). The foregoing description of the Reynolds UK Employment Agreement does not purport to summarize all terms and conditions thereof and is qualified in its entirety by reference to Exhibit 10.27 to the Company’s Annual Report on Form 10-K filed with the SEC on March 10, 2017.

On May 11, 2016, Singapore Volition entered into a consultancy agreement with PB Commodities Pte. Limited, or PB Commodities, for the services of Cameron Reynolds, or the 2016 PB Commodities Consultancy Agreement (as further described in the section titled “Transactions with Related Persons” in this Proxy Statement).

On January 1, 2015, Mr. Reynolds entered into a consultancy agreement with PB Commodities, or the Reynolds Consultancy Agreement. Mr. Reynolds received compensation from PB Commodities under the Reynolds Consultancy Agreement in exchange for serving as a consultant for PB Commodities and performing consultancy services on its behalf (including for services provided to Singapore Volition). In exchange for these services Mr. Reynolds received $21,085 per month during the fiscal year ended 2016 and until replaced by the Reynolds UK Employment Agreement. The foregoing description of the Reynolds Consultancy Agreement does not purport to summarize all terms and conditions thereof and is qualified in its entirety by reference to Exhibit 10.25 to the Company’s registration statement on Form S-1/A filed with the SEC on January 8, 2015.

On January 1, 2015, Mr. Reynolds also entered into an Executive Employment Agreement with VolitionRx, or the Reynolds Executive Employment Agreement, in exchange for serving as the Chief Executive Officer of VolitionRx. The term of the Reynolds Executive Employment Agreement was three (3) years, which automatically extended for successive periods of two (2) years. In exchange for his services, Mr. Reynolds received $2,803 per month during the fiscal year ended 2016 and until replaced by the Reynolds UK Employment Agreement. Mr. Reynolds was also entitled to the use of a residential apartment in Namur, Belgium, as leased by the Company. The foregoing description of the Reynolds Executive Employment Agreement does not purport to summarize all terms and conditions thereof and is qualified in its entirety by reference to Exhibit 10.26 to the Company’s registration statement on Form S-1/A filed with the SEC on January 23, 2015.

Dr. Martin Faulkes

On March 7, 2017, Dr. Faulkes entered into an Employment Agreement with Volition Diagnostics, or the Faulkes Employment Agreement, which took effect on April 1, 2017 and replaced the Faulkes Executive Chairman Agreement, as amended (as described below). Volition Diagnostics will make available to VolitionRx the services of Dr. Faulkes as Executive Chairman of the Board of VolitionRx, pursuant to a services agreement entered into by and between Volition Diagnostics and VolitionRx and subject to any necessary approval by the Company’s stockholders as required by applicable law and VolitionRx’s governing documents. The Faulkes Employment Agreement continues until terminated by either party providing not less than three months’ notice. In exchange for his services, Dr. Faulkes shall receive, among other things (i) £12,000 GBP per month from Volition Diagnostics (subject to annual review and adjustment); and (ii) a lump sum severance payment if terminated by Volition Diagnostics without cause (as per the agreement) equal to the salary that he would have received between the date of termination and the completion of a three month notice period. The foregoing description of the Faulkes Employment Agreement does not purport to summarize all terms and conditions thereof and is qualified in its entirety by reference to Exhibit 10.30 to the Company’s Annual Report on Form 10-K filed with the SEC on March 10, 2017.

On March 31, 2015, Dr. Faulkes entered into an Executive Chairman Agreement with VolitionRx, or the Faulkes Executive Chairman Agreement, pursuant to which Dr. Faulkes will continue to serve as a member of the Board and as Executive Chairman of the Board of VolitionRx subject to any necessary approval by the Company’s stockholders as required by applicable law and VolitionRx’s governing documents. In exchange for his services Dr. Faulkes received £8,333 GBP per month commencing March 1, 2015. The foregoing description of the Faulkes Executive Chairman Agreement does not purport to summarize all terms and conditions thereof and is qualified in its entirety by reference to Exhibit 10.32 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 12, 2015. On May 11, 2016, the Compensation Committee approved an amendment to the Faulkes Executive Chairman Agreement, or Amended Faulkes Executive Chairman Agreement. The Amended Faulkes Executive Chairman Agreement provided that Dr. Faulkes shall receive £10,000 GBP per month in exchange for his services. The foregoing description of the Amended Faulkes Executive Chairman Agreement does not purport to summarize all terms and conditions thereof and is qualified in its entirety by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 13, 2016.

Dr. Jacob Micallef

On March 7, 2017, Dr. Jacob Micallef entered into an Employment Agreement with Volition Diagnostics, or the Micallef UK Employment Agreement, which took effect on April 1, 2017 and replaced the 2015 Micallef Agreement, as amended (as described below). Volition Diagnostics will make available the services of Dr. Micallef, as Chief Scientific Officer, to VolitionRx and its other subsidiaries, pursuant to services agreements entered into by and between Volition Diagnostics and VolitionRx. The Micallef UK Employment Agreement continues until terminated by either party providing not less than three months’ notice. In exchange for his services, Dr. Micallef shall receive, among other things (i) £12,000 GBP per month from Volition Diagnostics (subject to annual review and adjustment); and (ii) a lump sum severance payment if terminated by Volition Diagnostics without cause (as per the agreement) equal to the salary that he would have received between the date of termination and the completion of a three month notice period. The foregoing description of the Micallef UK Employment Agreement does not purport to summarize all terms and conditions thereof and is qualified in its entirety by reference to Exhibit 10.28 to the Company’s Annual Report on Form 10-K filed with the SEC on March 10, 2017.

On January 1, 2015, VolitionRx and Borlaug Limited, or Borlaug, entered into a consultancy agreement, or the 2015 Micallef Agreement. Under the terms of the 2015 Micallef Agreement, Borlaug made available to VolitionRx the services of Dr. Micallef to (i) manage VolitionRx’s intellectual property portfolio and file new patents as required by VolitionRx; (ii) provide project management for VolitionRx’s diagnostic development programs; and (iii) identify and pursue business development opportunities for VolitionRx. The 2015 Micallef Agreement continued until terminated in accordance with its terms. The foregoing description of the 2015 Micallef Agreement does not purport to summarize all terms and conditions thereof and is qualified in its entirety by reference to Exhibit 10.27 to our registration statement on Form S-1/A filed with the SEC on January 23, 2015. On May 11, 2016, VolitionRx entered into an amendment of the 2015 Micallef Agreement. Pursuant to the amendment, Borlaug received £10,000 GBP per month in exchange for the services of Dr. Micallef. The foregoing description of the amendment to the 2015 Micallef Agreement does not purport to summarize all terms and conditions thereof and is qualified in its entirety by reference to Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 13, 2016.

Role of Executive Officers with Compensation Decisions

For executive officers, including our named executive officers other than our Chief Executive Officer, the Compensation Committee considers recommendations of our Chief Executive Officer. The Compensation Committee then takes the recommendations of the Chief Executive Officer and makes a determination on the amount of any cash or equity incentive awards payable to the other executive officers. The other executive officers and other senior management personnel also are generally not present at meetings of the Compensation Committee and do not participate in its discussions regarding executive compensation decisions.

While our Chief Executive Officer discusses his compensation recommendations with the Compensation Committee for other executive officers, he does not participate in any Compensation Committee deliberation or determination with respect to his own compensation. The determination of the amount of compensation paid to the Chief Executive Officer is made by the Compensation Committee and subject to the terms of his employment agreement.

With respect to compensation of non-employee directors, the Compensation Committee considers the recommendations of our Chief Executive Officer and makes a determination on the amount of compensation, including equity awards, to such directors subject to the terms of their independent director agreements.

Compensation Consultant

No compensation consultant was used or hired during the fiscal year ended December 31, 2017.

Outstanding Equity Awards

The following table sets forth the outstanding equity awards for our named executive officers as of the fiscal year ended December 31, 2017.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) exercisable	Number of Securities Underlying Unexercised Options (#) un-exercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Cameron Reynolds	November 25, 2011(1)	40,000	-0-	-0-	(2)	(3)

	August 18, 2014(4)	100,000	-0-	-0-	(5)	(6)

	July 23, 2015(7)	55,000	-0-	-0-	$4.00	January 23, 2020

	April 15, 2016(8)	125,000	-0-	-0-	$4.00	April 15, 2022

	March 30, 2017(9)	-0-	100,000	-0-	$5.00	March 30, 2023

Dr. Jacob Micallef	November 25, 2011(10)	40,000	-0-	-0-	(2)	(3)

	August 18, 2014(11)	130,000	-0-	-0-	(5)	(12)

	July 23, 2015(13)	55,000	-0-	-0-	$4.00	January 23, 2020

	April 15, 2016(14)	125,000	-0-	-0-	$4.00	April 15, 2022

	March 30, 2017(15)	-0-	70,000	-0-	$5.00	March 30, 2023

Dr. Martin Faulkes	November 25, 2011(16)	10,000	-0-	-0-	(2)	(17)

	August 18, 2014(18)	60,000	-0-	-0-	(5)	(19)

	July 23, 2015(20)	40,000	-0-	-0-	$4.00	January 23, 2020

	April 15, 2016(21)	65,000	-0-	-0-	$4.00	April 15, 2022

	March 30, 2017(22)	-0-	100,000	-0-	$5.00	March 30, 2023

(1)On November 25, 2011, Mr. Reynolds was granted an option to purchase 120,000 shares of common stock of VolitionRx under the 2011 Plan, vesting one-sixth (20,000 shares) every 6 months from the date of grant. As of December 31, 2017, options to purchase 40,000 shares have been exercised and options to purchase 40,000 shares expired unexercised.

(2)Pursuant to the applicable option agreement, as amended, the exercise price of the options is $5.00 per share for those vesting on May 25, 2014 and November 25, 2014.

(3)Pursuant to the applicable option agreement, as amended, the expiration date of the options is four years from the date of vesting, such that options to purchase 20,000 shares expire on each of May 25, 2018 and November 25, 2018.

(4)On August 18, 2014, Mr. Reynolds was granted an option to purchase 100,000 shares of common stock of VolitionRx under the 2011 Plan, vesting one-half (50,000 shares) on the six month anniversary of the date of grant and vesting one-half (50,000 shares) on the eighteen month anniversary of the date of grant.

(5)Pursuant to the applicable option agreement, the exercise price of the options is (a) $2.50 per share for those vesting on February 18, 2015 and (b) $3.00 per share for those vesting on February 18, 2016.

(6)Pursuant to the applicable option agreement, the expiration date of the options is four years from the date of vesting, such that options to purchase 50,000 shares expire on each of February 18, 2019 and February 18, 2020.

(7)On July 23, 2015, Mr. Reynolds was granted an option to purchase 55,000 shares of common stock of VolitionRx under the 2011 Plan, vesting in full on the six month anniversary of the date of grant.

(8)On April 15, 2016, Mr. Reynolds was granted an option to purchase 125,000 shares of common stock of VolitionRx under the 2015 Plan, vesting in full on the twelve month anniversary of the date of grant.

(9)On March 30, 2017, Mr. Reynolds was granted an option to purchase 100,000 shares of common stock of VolitionRx under the 2015 Plan, vesting in full on the twelve month anniversary of the date of grant.

(10)On November 25, 2011, Dr. Micallef was granted an option to purchase 120,000 shares of common stock of VolitionRx under the 2011 Plan, vesting one-sixth (20,000 shares) every 6 months from the date of grant. This option was subsequently transferred to Borlaug for no value. As of December 31, 2017, options to purchase 40,000 shares have been exercised and options to purchase 40,000 shares have expired unexercised.

(11)On August 18, 2014, Borlaug was granted an option to purchase 130,000 shares of common stock of VolitionRx under the 2011 Plan, vesting one-half (65,000 shares) on the six month anniversary of the date of grant and vesting one-half (65,000 shares) on the eighteen month anniversary of the date of grant. This option was granted to Borlaug for the services of Dr. Micallef.

(12)Pursuant to the applicable option agreement, the expiration date of the options is four years from the date of vesting, such that options to purchase 65,000 shares expire on each of February 18, 2019 and February 18, 2020.

(13)On July 23, 2015, Borlaug was granted an option to purchase 55,000 shares of common stock of VolitionRx under the 2011 Plan, vesting in full on the six month anniversary of the date of grant. This option was granted to Borlaug for the services of Dr. Micallef.

(14)On April 15, 2016, Dr. Micallef was granted an option to purchase 125,000 shares of common stock of VolitionRx under the 2015 Plan, vesting in full on the twelve month anniversary of the date of grant. This option was subsequently transferred to Borlaug for no value.

(15)On March 30, 2017, Dr. Micallef was granted an option to purchase 70,000 shares of common stock of VolitionRx under the 2015 Plan, vesting in full on the twelve month anniversary of the date of grant.

(16)On November 25, 2011, Dr. Faulkes was granted an option to purchase 30,000 shares of common stock of VolitionRx under the 2011 Plan, vesting one-sixth (5,000 shares) every 6 months from the date of grant. As of the date of this report, options to purchase 10,000 shares have been exercised and options to purchase 10,000 shares expired unexercised.

(17)Pursuant to the applicable option agreement, the expiration date of the options is four years from the date of vesting, such that options to purchase 5,000 shares expire on each of May 25, 2018 and November 25, 2018.

(18)On August 18, 2014, Dr. Faulkes was granted an option to purchase 60,000 shares of common stock of VolitionRx under the 2011 Plan, vesting one-half (30,000 shares) on the six month anniversary of the date of grant and vesting one-half (30,000 shares) on the eighteen month anniversary of the date of grant.

(19)Pursuant to the applicable option agreement, the expiration date of the options is four years from the date of vesting, such that options to purchase 30,000 shares expire on each of February 18, 2019 and February 18, 2020.

(20)On July 23, 2015, Dr. Faulkes was granted an option to purchase 40,000 shares of common stock of VolitionRx under the 2011 Plan, vesting in full on the six month anniversary of the date of grant.

(21)On April 15, 2016, Dr. Faulkes was granted an option to purchase 65,000 shares of common stock of VolitionRx under the 2015 Plan, vesting in full on the twelve month anniversary of the date of grant.

(22)On March 30, 2017, Dr. Faulkes was granted an option to purchase 100,000 shares of common stock of VolitionRx under the 2015 Plan, vesting in full on the twelve month anniversary of the date of grant.

Long-Term Incentive Plans

Volition Diagnostics operates a Group Personal Pension Plan, or the Pension Plan, and makes defined monthly contributions into a separate fund on behalf of its eligible United Kingdom employees, as required by the Pensions Act 2008 (UK). Certain of the Company’s executive officers who are based in the United Kingdom are eligible to participate in the Pension Plan. Volition Diagnostics contributes five percent of the gross salary paid to those of its eligible employees to the Pension Plan. Those eligible employees are also required to contribute to the Pension Plan. All risks associated with this type of plan are assumed by the employees. The Pension Plan was effective commencing April 6, 2017.

Other than the foregoing, there are no arrangements or plans in which VolitionRx, Singapore Volition or its subsidiaries provided pension, retirement or similar benefits for directors or executive officers.

PROPOSAL 1 - ELECTION OF DIRECTORS

Our board of directors currently consists of six (6) annually elected directors. Acting upon the recommendation of our Nominations and Governance Committee, the full board of directors nominated the persons set forth in the table below for election to our board of directors at the Annual Meeting. Elected directors will hold office for a term of one (1) year until the next annual meeting of stockholders or until their successors are duly elected and qualified, or until their earlier death, resignation, or removal from office.

Each of the nominees has consented to serve if elected. However, in the event that any nominee is unable or declines to serve as a director (which is not anticipated), the proxy holders will vote for such substitute nominee as recommended by the board of directors. See the “Compensation of Directors Table” below for information relating to compensatory agreements for the director nominees.

Except as disclosed in the notes to the “Compensation of Directors Table”, there are no arrangements or understandings between any director and any other person pursuant to which any director was nominated as a director.

Proxies

Proxies received in response to this solicitation will be voted “FOR” each of the director nominees named below unless otherwise specified in the proxy.

Vote Required

Directors are elected by the vote of a plurality of shares of common stock represented at the Annual Meeting, meaning the nominees receiving the highest number of votes will be elected to the board of directors.

Board of Directors’ Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE DIRECTOR NOMINEES SET FORTH BELOW.

Director Nominees

Set forth below is information as to each nominee for director.

Name of Nominee	Age	Director Since
Cameron Reynolds	47	October 6, 2011
Dr. Martin Faulkes	74	October 6, 2011
Guy Innes	62	October 6, 2011
Dr. Alan Colman	69	October 6, 2011
Dr. Habib Skaff	41	June 1, 2014
Dr. Edward Futcher	64	June 23, 2016

The business experience of each person listed above and his qualification to serve as a director is as follows:

CAMERON REYNOLDS serves as our President, Chief Executive Officer and Director. Prior to completion of the transactions under the Share Exchange Agreement, he was Chief Executive Officer and Director of Singapore Volition, a position he held since August 5, 2010. He is also a Director of Belgian Volition since October 27, 2010, serving as Managing Director between January 18, 2012 and July 24, 2015, a Director and Chief Executive Officer of Hypergenomics since March 7, 2011, was appointed Director and Chief Executive Officer of Volition Diagnostics on November 13, 2015, and was appointed Director of Volition America on February 3, 2017. Since February 2017, Mr. Reynolds has also served as a non-executive director of Ucroo Inc., a developer of a secure web and mobile platform that integrates with existing college systems to provide a thriving digital campus where students are better connected, supported and engaged, and, since July 2018, as a non-executive director of OBJ Limited (ASX: OBJ), a developer of magnetic, micro-array drug and ingredient delivery technologies for use in pharmaceutical, cosmetic and skincare, and consumer healthcare industries. From 2004 until 2011, Mr. Reynolds founded and served as Managing Director and Director of Mining House, where he was responsible for identifying potential mining projects, coordinating the preliminary evaluations and securing the financing with a view to listing the companies on the AIM, the TSX and the U.S. OTC. Mr. Reynolds furthered his education between 2002 and 2003 as he undertook an MBA. From 1998 until 2001, Mr. Reynolds served as the commercialization director for Probio, Inc., a company that commercialized intellectual property in the animal biotechnology fields including transgenesis and cloning research from the University of Hawaii. Mr. Reynolds’ main responsibilities were managing all legal and contract issues with the University of Hawaii; implementing patenting strategy; managing all stockholder issues including the merger and its legal and contractual documentation; head office management; budgetary control; team building and recruitment. Furthermore, Mr. Reynolds held a junior management position in 1996 at Integrated Coffee Technologies, a genetically modified coffee company where he was responsible for business plan creation, office management, recruitment, and business development. Starting in 1994, Mr. Reynolds was working for Southern China Group, where as regional manager he set up operations in Hong Kong and Yunnan. Between 2005 and 2011, Mr. Reynolds held a number of board directorships including Atlantic Mining PLC; Carbon Mining PLC; Magellan Copper and Gold (Carbon Mining and MCG both became part of Solfotara Mining and Copper Development Corp.); KAL Energy Inc. (OTC: KALG); Iofina Natural Gas PLC (AIM: IOF); Canyon Copper Corp. (TSX-V: CNC, OTCBB: CNYC); and Hunter Bay Resources (TSX-V: HBY). The Board of Directors believes Mr. Reynolds brings to the Company strong experience in management, structuring and strategic planning of start-up companies based on his over 20 years of entrepreneurial executive experience in the mining and biotechnology sectors.

DR. MARTIN FAULKES serves as Executive Chairman of the Board of Directors. Prior to completion of the transactions under the Share Exchange Agreement, Dr. Faulkes served as a Director of Singapore Volition from August 18, 2010 to December 15, 2015 and as Executive Chairman of the Board of Directors of Singapore Volition from March 22, 2011 until December 15, 2015. Dr. Faulkes also served as a Director of Belgian Volition between August 10, 2011 and March 31, 2016. From 1998 until the present day, Dr. Faulkes has focused on charitable activities, as the founder and sole benefactor of The Dill Faulkes Educational Trust, a U.K. registered charity, where he is Chairman. He also sits on the board of the Cambridge 800th Anniversary Campaign in the U.K. Prior to Dr. Faulkes’s charitable activities he founded Triad Plc., a computer software development company that provides systems and consultants to the business community, where he was a Director from 1987 to 1998, and responsible for controlling the company financially. From 1985 to 1987, he became Managing Director of System Programming Ltd., a company that provides computer programming for systems in businesses such as airlines, utility companies, banks, and insurance companies, where he was responsible for all aspects of the business. Prior to System Programming Ltd., Dr. Faulkes served from 1979 to 1984 as founder, President and Chief Executive Officer for Logica Inc., a company providing bespoke software to all industries but mainly banks and communications companies. Dr. Faulkes was responsible for all aspects of the business, including sales, finance, recruitment, staff management and project control. Dr. Faulkes has over 30 years of entrepreneurial and managerial experience as the founder and Chief Executive Officer of several software companies within the United Kingdom and the United States. The Board of Directors believes that Dr. Faulkes is qualified to serve as a director of the Company based on his extensive experience in business development and management.

GUY INNES serves as a Director. Prior to completion of the transactions under the Share Exchange Agreement, Mr. Innes served as a Director of Singapore Volition, a position he held from August 18, 2010 to December 15, 2015. Mr. Innes has served as a non-executive Director on the board of companies such as Carbon Mining PLC. from 2007 to 2010, Magellan Copper & Gold PLC. from 2007 to 2010, and ProBio Inc. from 2000 to 2006. As a non-executive Director, Mr. Innes was responsible for the development of corporate strategy and the implementation of financial controls and risk management systems. Mr. Innes had a long career in banking and private equity, including advisory roles with Quartz Capital Partners Limited from 1997 to 2000, where Mr. Innes served as Head of Corporate Finance and was responsible for managing the corporate finance department and leading the transactions undertaken by Quartz including IPOs, private placements and mergers and acquisitions; Baring Private Equity Partners Limited in London and Singapore from 1995 to 1997, where he was involved in the setting up, recruiting of managers and capital raising for an Asian media and communications private equity fund; and Baring Brothers & Co. Limited in London and Paris from 1984 to 1995, where he was involved in executing and advising on national and international mergers and acquisitions, but also IPOs and capital raising. Mr. Innes is a Chartered Accountant and a member of the Institute of Chartered Accountants in England and Wales. Mr. Innes has extensive experience in financing and managing technology companies. Our Board of Directors believes Mr. Innes’ technical, financial and managerial background would be beneficial to our growth.

DR. ALAN COLMAN serves as a Director. Prior to completion of the transactions under the Share Exchange Agreement, Dr. Colman served as a Director of Singapore Volition from April 1, 2011 to December 15, 2015 and currently serves as Chairman of the Scientific Advisory Board of Singapore Volition, a position he has held since April 5, 2011. Dr. Colman received a BA (1971), MA (1975) and Ph.D. (1975) from Oxford University. Dr. Colman is currently a Visiting Scholar at the Harvard University Department of Stem Cell and Regenerative Biology. He also currently serves on the Scientific Advisory Board of Semma Therapeutics, Inc., a stem cell therapy company based in Cambridge, Massachusetts, a position he has held since December 2014. From 2007 to 2013, Dr. Colman served as the Executive Director of the Singapore Stem Cell Consortium. Concurrently, Dr. Colman was Professor of Regenerative Medicine at King’s College, London, U.K., from 2008 to 2009. Prior to joining the A*STAR Singapore Stem Cell Consortium, Dr. Colman was Chief Scientific Officer and then Chief Executive Officer for the Singaporean human embryonic stem cell company, ES Cell International from 2002 to 2007. Dr. Colman was the research director at PPL Therapeutics in Edinburgh, U.K., from the late 1980s until 2002, where he was responsible for leading PPL’s research program strategy, also playing a role in PPL’s financing rounds, culminating in its listing on the London Stock Exchange in 1996. PPL attracted considerable media attention because of its participation in the technique of somatic nuclear transfer that led to the world’s first sheep cloned from an adult cell, Dolly, in 1996. Dr. Colman had a successful university career in the Universities of Oxford, Warwick, Birmingham (where he was Professor of Biochemistry) and London (as mentioned above). None of the above companies or organizations is a parent, subsidiary or other affiliate of the Company. Dr. Colman’s current interest is the development of human disease models using induced pluripotent stem cells. He has extensive experience in the molecular biology field where he has worked in the production of transgenic livestock, somatic nuclear transfer, and human disease models. The Board of Directors appointed Dr. Colman a Director of the Company and a member of the Scientific Advisory Board based on his extensive experience in biochemistry, stem cell research and pathology.

DR. HABIB SKAFF serves as a Director. Prior to completion of the transactions under the Share Exchange Agreement, Dr. Skaff served as a Scientific Advisory Board Member of Singapore Volition between April 4, 2011 and May 31, 2014. Dr. Skaff currently serves as Managing Partner of Cedar Capital Holdings, LLC, where he heads operations as well as acquisitions of companies in fields varying from wound care to recycling. Dr. Skaff co-founded Intezyne Technologies in 2004 and served as its Chief Executive Officer until 2016. At Intezyne, Dr. Skaff was responsible for establishing and implementing strategic planning for the future, working closely with the Chief Scientific Officer to develop and implement Intezyne’s intellectual property strategy as well as establishing alliances with potential partners. As Chief Executive Officer, Dr. Skaff led Intezyne’s fundraising through debt and equity financing and worked closely with the Chief Financial Officer in this capacity. In addition, since 2001, Dr. Skaff has co-authored 11 peer-reviewed scientific papers and is a co-inventor on 34 pending or issued patents in the fields of chemistry, nanotechnology and biotechnology. Dr. Skaff works as a synthetic chemist specializing in the area of nanotechnology; his doctoral studies focused on the design of organic and polymeric ligands for the encapsulation of semiconductor nanoparticles and modification of the physical, optical, electronic, and assembly properties of the nanoparticles. Due to his extensive scholarly work and inventions in the fields of chemistry and biotechnology, the Board of Directors feels that Dr. Skaff is a valuable asset to the Company.

DR. EDWARD FUTCHER serves as a Director. Dr. Futcher holds a B.Sc. in Physics and a Ph.D. in Physics from the University of London and has extensive experience in engineering and management in high technology companies. Since 1997, Dr. Futcher has held non-executive directorships with a variety of private companies. He co-founded Azima, Inc. in 2003, a company that provides advanced machine diagnosis to large industrial facilities and, from 2003 to 2008, served as its Vice President of Engineering with responsibility for the engineering, information technology and customer support groups. Prior to that, from 1997 to 2003, Dr. Futcher served as Vice President of Technology of interWAVE Communications International, Ltd., a company providing GSM and CDMA cellular infrastructure equipment, where he was responsible for operational management of acquisitions and interim management of the worldwide research and development organization. From 1997 to 1999, Dr. Futcher also served as Vice President of Engineering of interWAVE Communications. From 1994 to 1997, Dr. Futcher was Director of Engineering at Tellabs, Inc., a telecommunications equipment supplier. The Board of Directors believes that Dr. Futcher is qualified to serve as a Director of the Company based on his extensive commercial and management experience in dynamic and fast growing companies.

Compensation of Directors Table

The following table sets forth the compensation paid to the non-employee directors of VolitionRx for the fiscal year ended December 31, 2017. No executive officer is paid compensation for his role as a director. There are no employment agreements by and between the Company and the non-employee directors. See the section entitled “Compensation of Named Executive Officers - Summary Compensation Table” for additional information on the compensation paid to executive officers who were also directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Guy Innes(2)	40,000	-0-	64,511	-0-	-0-	-0-	104,511
Dr. Alan Colman(3)	60,000	-0-	56,957	-0-	-0-	-0-	116,957
Dr. Habib Skaff(4)	40,000	-0-	42,718	-0-	-0-	-0-	82,718
Dr. Edward Futcher(5)	40,000	-0-	47,566	-0-	-0-	-0-	87,566

(1)All option awards have been calculated based upon the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. The Company has calculated the estimated fair market value of these options granted on March 30, 2017, using the Black-Scholes model and the following assumptions: term 6 years; stock price: $4.18; exercise price: $5.00; 79.41% volatility; 2.25% risk free rate.

(2)On March 31, 2015, Mr. Innes entered into an Independent Director Agreement with VolitionRx, or the Innes Independent Director Agreement, pursuant to which Mr. Innes will continue to serve as a member of the Board of VolitionRx subject to any necessary approval by the Company’s stockholders as required by applicable law and VolitionRx’s governing documents. In exchange for his services Mr. Innes receives $10,000 per calendar quarter commencing March 1, 2015. The foregoing description of the Innes Independent Director Agreement does not purport to summarize all terms and conditions thereof and is qualified in its entirety by reference to Exhibit 10.33 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 12, 2015.

On March 30, 2017, Mr. Innes was granted an option to purchase 20,000 shares of common stock of VolitionRx under the 2015 Plan, vesting in full on the twelve-month anniversary of the date of grant.

(3)On March 31, 2015, Dr. Colman entered into an Independent Director Agreement with VolitionRx, or the Colman Independent Director Agreement, pursuant to which Dr. Colman will continue to serve as a member of the Board of VolitionRx subject to any necessary approval by the Company’s stockholders as required by applicable law and VolitionRx’s governing documents. In exchange for his services Dr. Colman receives $15,000 per calendar quarter commencing March 1, 2015. The foregoing description of the Colman Independent Director Agreement does not purport to summarize all terms and conditions thereof and is qualified in its entirety by reference to Exhibit 10.33 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 12, 2015.

On March 30, 2017, Dr. Colman was granted an option to purchase 20,000 shares of common stock of VolitionRx under the 2015 Plan, vesting in full on the twelve-month anniversary of the date of grant.

(4)On March 31, 2015, Dr. Skaff entered into an Independent Director Agreement with VolitionRx, or the Skaff Independent Director Agreement, pursuant to which Dr. Skaff will continue to serve as a member of the Board of VolitionRx subject to any necessary approval by the Company’s stockholders as required by applicable law and VolitionRx’s governing documents. In exchange for his services Dr. Skaff receives $10,000 per calendar quarter commencing March 1, 2015. The foregoing description of the Skaff Independent Director Agreement does not purport to summarize all terms and conditions thereof and is qualified in its entirety by reference to Exhibit 10.33 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 12, 2015.

On March 30, 2017, Dr. Skaff was granted an option to purchase 15,000 shares of common stock of VolitionRx under the 2015 Plan, vesting in full on the twelve-month anniversary of the date of grant.

(5)On June 23, 2016, Dr. Futcher entered into an Independent Director Agreement with VolitionRx, or the Futcher Independent Director Agreement, pursuant to which Dr. Futcher will continue to serve as a member of the Board of VolitionRx subject to any necessary approval by the Company’s stockholders as required by applicable law and VolitionRx’s governing documents. In exchange for his services, Dr. Futcher receives $10,000 per calendar quarter commencing June 23, 2016. The foregoing description of the Futcher Independent Director Agreement does not purport to summarize all terms and conditions thereof and is qualified in its entirety by reference to Exhibit 10.33 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 12, 2015.

On March 30, 2017, Dr. Futcher was granted an option to purchase 15,000 shares of common stock of VolitionRx under the 2015 Plan, vesting in full on the twelve-month anniversary of the date of grant.

PROPOSAL 2 - RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our board of directors is responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm. The Audit Committee has selected Sadler, Gibb & Associates, LLC, or Sadler Gibb, as our independent registered public accounting firm for the year ending December 31, 2018 and has further directed that management submit the selection of the independent registered public accounting firm for ratification by our stockholders at the Annual Meeting.

Although ratification by our stockholders is not a prerequisite to the Audit Committee’s ability to select our independent registered public accounting firm, the Audit Committee believes such ratification is advisable and in the best interests of our stockholders. Accordingly, stockholders are being requested to ratify, confirm and approve the selection of Sadler Gibb as our independent registered public accounting firm to conduct the annual audit of our consolidated financial statements for fiscal year 2018. If the stockholders do not ratify the selection of Sadler Gibb, the selection of our independent registered public accounting firm will be reconsidered by the Audit Committee; provided, however, the Audit Committee may select Sadler Gibb notwithstanding the failure of our stockholders to ratify its selection. If the appointment of Sadler Gibb is ratified, the Audit Committee will continue to conduct an ongoing review of Sadler Gibb’s scope of engagement, pricing and work quality, among other factors, and will retain the right to replace Sadler Gibb at any time.

Sadler Gibb has served as the Company’s independent auditor since November 29, 2011. Representatives from Sadler Gibb are not expected to be present at the Annual Meeting to be held on September 7, 2018.

Proxies

Proxies received in response to this solicitation will be voted “FOR” the approval of Sadler Gibb unless otherwise specified in the proxy.

Vote Required

The ratification of Sadler Gibb as the Company’s independent registered public accounting firm for the year ending December 31, 2018 requires the approval of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the Annual Meeting.

Board of Directors’ Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF SADLER GIBB AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2018 AS SET FORTH ABOVE.

Independent Registered Public Accounting Firm Fees

Sadler Gibb provides services to the Company including examination of the Company’s annual and quarterly financial statements. The following summarizes aggregate fees billed to us by our independent registered public accounting firm, Sadler Gibb, for the fiscal years ended December 31, 2017 and 2016:

	Year Ended December 31, 2017	Year Ended December 31, 2016
Audit fees	$41,428	$39,000
Audit-Related fees	$-0-	$1,240
Tax fees	$643	$5,200
All other fees	$-0-	$-0-
Total	$42,071	$45,440

Audit Fees

Represents the aggregate fees billed to us for each of the last two fiscal years for professional services rendered by the principal accountant for the audit of our annual financial statements and review of financial statements included in our Form 10-Q filings or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagement for those fiscal years.

Audit-Related Fees

Represents the aggregate fees billed to us in each of the last two fiscal years for assurance and related services by the principal accountants that are reasonably related to the performance of the audit or review of our financial statements that are not already reported in Audit Fees. These services include accounting consultations and attestation services that are not required by statute.

Tax Fees

Represents the aggregate fees billed to us in each of the last two fiscal years for professional services rendered by the principal accountants for tax compliance, tax advice, and tax planning.

All Other Fees

Represents the aggregate fees billed in each of the last two fiscal years for products and services provided by the principal accountants to us, excluding those enumerated above.

Policy on Audit Committee Pre-approval of Audit and Permissible Non-audit Services of Independent Auditor

All audit and non-audit services by our independent registered public accounting firm are pre-approved by our audit committee. For audit services, the independent accountant provides the Audit Committee with an audit plan, including proposed fees in advance of the annual audit. The audit committee approves the plan and fees for the audit.

Pursuant to its charter, the audit committee may establish pre-approval policies and procedures, subject to SEC and NYSE American rules and regulations, to approve audit and non-audit services; however, it has not yet done so.

PROPOSAL 3 - ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

We are asking our stockholders to approve, on a non-binding advisory basis, the compensation paid to our executive officers who are named in the “Summary Compensation Table” in this Proxy Statement, which we refer to as our named executive officers. We have disclosed the compensation of our named executive officers pursuant to rules adopted by the SEC.

The Compensation Committee has structured our executive compensation program to:

●	Attract and retain key executives;

●	Align executives’ interests with those of our stockholders;

●	Pay for performance; and

●	Reward achievement of short-term and long-term goals.

We believe that our executive compensation practices have fostered our success by:

●	Including reasonable vesting provisions for our equity awards;

●	Providing both cash and equity awards and an appropriate mix of these awards;

●	Establishing performance goals to reflect the individual contribution of each executive and Company-wide financial performance; and

●	Requiring achievement of long and short-term Company goals before payment of certain compensation elements.

We urge stockholders to carefully read the section of this Proxy Statement titled “Compensation of Named Executive Officers” beginning on page 18, which provides the “Summary Compensation Table” and related compensation disclosures that follow it. Our board of directors and the Compensation Committee believe that the compensation policies and procedures described in this Proxy Statement are effective in achieving our compensation objectives.

Therefore, in accordance with Section 14A of the Exchange Act, and as a matter of good corporate governance, we ask our stockholders to approve the following advisory resolution at the Annual Meeting:

RESOLVED, that the Company’s stockholders approve, on a non-binding advisory basis, all of the compensation of the Company’s executive officers who are named in the Summary Compensation Table of the Company’s 2018 Proxy Statement, as such compensation is disclosed in the Company’s 2018 Proxy Statement pursuant to the disclosure rules of the Securities and Exchange Commission, which disclosure includes the section entitled Compensation of Named Executive Officers, the Summary Compensation Table, and the related compensation tables, notes and narrative in the Proxy Statement for our Company’s 2018 Annual Meeting of Stockholders.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Because your vote is advisory, it will not be binding on the board of directors, the Compensation Committee or the Company. However, our board of directors and Compensation Committee value the opinions of our stockholders and will take into account the outcome of the stockholder vote on this proposal at the Annual Meeting when considering future executive compensation arrangements.

Proxies

Proxies received in response to this solicitation will be voted “FOR” the approval, on an advisory basis, of the compensation of our named executive officers disclosed in this Proxy Statement unless otherwise specified in the proxy.

Vote Required

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve, on an advisory basis, the compensation of our named executive officers as described herein.

Board of Directors’ Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS SET FORTH ABOVE.

PROPOSAL 4 - APPROVAL OF AMENDMENT TO 2015 STOCK INCENTIVE PLAN

In August 2015, the board of directors adopted, and our stockholders subsequently approved, the 2015 Stock Incentive Plan, which Plan was later amended in August 2016 and June 2017, respectively, and is collectively referred to as the 2015 Plan. As of June 30, 2018, there were 2,441,000 shares of common stock subject to outstanding awards and 59,000 shares still available for grant under the 2015 Plan.

In an effort to preserve cash and to attract, retain and motivate persons who make important contributions to our business, we would like to have the flexibility to issue securities to our employees, directors, consultants, independent contractors and advisors whose present and potential contributions are important to our success, by offering them an opportunity to participate in our future performance. Management believes that the number of shares of common stock currently available for issuance under the 2015 Plan is insufficient to meet its needs to provide for awards to the 2015 Plan participants for the next 12 months and inadequate to allow us the ability to compete successfully for talented employees and consultants.

Consequently, the board of directors has approved, subject to stockholder approval, the amendment to the 2015 Plan to increase by 750,000 the number of shares that may be granted under the 2015 Plan. The amendment to our 2015 Plan will increase the number of shares of common stock with respect to which awards may be granted under the Plan from 2,500,000 to 3,250,000. We are requesting stockholder approval of the proposed increase in the authorized number of shares of common stock under the 2015 Plan.

The board of directors believes that the amendment to the 2015 Plan is necessary and in the best interests of our Company because of the continuing need to provide equity-based incentives to attract and retain qualified personnel and to respond to relevant market changes in equity compensation practices. The use of equity compensation has historically been a significant part of our overall compensation philosophy and is a practice that we plan to continue. The 2015 Plan serves as an important part of this practice and is a critical component of the overall compensation package that we offer to retain and motivate our service providers. In addition, awards under the 2015 Plan provide our service providers an opportunity to acquire or increase their ownership stake in us, and we believe this aligns their interests with those of our stockholders, creating strong incentives for our employees, directors, consultants, independent contractors and advisors to work hard for our future growth and success. If Proposal 4 is not approved by our stockholders, we believe our ability to attract and retain the talent we need to compete in our industry would be seriously and negatively impacted, and this could affect our long-term success.

A broad-based stock incentive plan focuses our employees who receive grants on achieving strong corporate performance, and we have embedded in our culture the necessity for employees to think and act as stockholders. This is an important component of our long-term employee incentive and retention plan and has been very effective in enabling us to attract and retain the talent critical for an innovative and growth-focused company. We also have granted, and in the future may grant, awards to certain employees on a targeted basis to incentivize retention and performance objectives.

In setting and recommending to our stockholders the aggregate number of shares to authorize under the 2015 Plan, our board of directors and Compensation Committee considered the historical number of equity awards granted under the 2011 Plan as well as our three-year average burn rate for the preceding three fiscal years as follows:

Burn Rate Table

Year	No. of Options Granted	Full-Value Shares Granted	Total Granted	Weighted Average No. of Shares of Common Stock Outstanding	Annual Burn Rate
FY 2017	871,000	-0-	871,000	26,389,580	3.30%
FY 2016	825,000	-0-	825,000	23,049,089	3.58%
FY 2015	422,000	-0-	422,000	17,731,809	2.38%

Our average burn rate for the preceding three fiscal years as set forth in the table above was 3.09%. The burn rate is the ratio of the number of shares underlying awards granted under the 2011 Plan and 2015 Plan, as applicable, during a fiscal year to our weighted-average number of common shares outstanding at the corresponding fiscal year end.

As of June 30, 2018, we had 1,157,967 stock options outstanding under the 2011 Plan with a weighted-average per share exercise price of $3.37 and a weighted-average remaining contractual term of 0.4 years, subject to time-based vesting, and we had 2,441,000 stock options outstanding under the 2015 Plan with a weighted-average per share exercise price of $4.35 and a weighted-average remaining contractual term of 3.19 years, subject to time-based vesting. The aggregate of 3,598,967 stock options outstanding under our 2011 Plan and our 2015 Plan and 59,000 shares available for issuance under the 2015 Plan (excluding the 750,000 shares subject to approval under this Proposal 4) represent an overhang of approximately 10.86% based on our common shares outstanding as of June 30, 2018. The 750,000 additional shares proposed to be available for future grant under our 2015 Plan would increase the overhang to approximately 12.80% based on our common shares outstanding as of June 30, 2018. We calculate “overhang” as the (a) total number of shares underlying outstanding awards plus shares available for issuance under future equity awards, divided by (b) the total number of shares outstanding, shares underlying outstanding awards and shares available for issuance under future equity awards.

Summary of the 2015 Stock Incentive Plan

The following summary highlights the significant terms of the 2015 Plan, as amended (assuming approval under this Proposal 4). This summary does not contain all of the information contained in the 2015 Plan, which is set forth in full as Appendix A to this Proxy Statement and which incorporates the amendment to the 2015 Plan discussed above. To the extent there is a conflict between this summary and the terms of the 2015 Plan, the terms of the 2015 Plan will govern.

Purposes. The purposes of the 2015 Plan are to enhance our ability to attract and retain the services of qualified employees, officers, directors, consultants and other services providers and provide additional incentives of such persons to devote their effort and skill to the advancement of the Company by providing them an opportunity to participate in the ownership of the Company.

Shares Authorized. 3,250,000 shares will be authorized under the 2015 Plan, subject to adjustment for stock splits and other similar changes in our capital structure. Any shares subject to awards that are forfeited, expire or are otherwise terminated without shares being issued will be returned to the pool of shares available for grant and issuance under the 2015 Plan. In addition, any shares subject to awards that are tendered by holders or withheld by us to pay the exercise price of an award or shares withheld to satisfy tax withholding obligations in connection with the exercise or vesting of any awards will also be returned to the pool of shares available for grant and issuance under the 2015 Plan. As of June 30, 2018, there are 59,000 shares of common stock available for grants that may be made under the 2015 Plan (excluding the 750,000 shares subject to approval under this Proposal 4).

Limitations on Awards. No more than 3,250,000 shares may be issued pursuant to the exercise of incentive stock options. Subject to adjustment for stock splits and other similar changes in our capital structure, no participant in the 2015 Plan may be granted options or stock appreciation rights during any 12-month period with respect to more than 500,000 shares (increased to two times such amount with respect to awards granted during the first calendar year of employment).

Eligible Participants. Incentive stock options may be granted only to Company employees. All other awards may be granted to any of our employees, directors, consultants, independent contractors and advisors that render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. The Compensation Committee determines which individuals will participate in the 2015 Plan. As of June 30, 2018, there were approximately 41 employees and consultants and 4 non-employee directors eligible to participate in the 2015 Plan.

Adjustments. If the number of outstanding shares of the Company is changed by a stock dividend, extraordinary dividends or distributions (whether in cash, shares or other property, other than a regular cash dividend), recapitalization, stock split, reverse stock split, subdivision, combination, reclassification, spin-off or similar change in our capital structure, then (a) the number of shares reserved for issuance and future grant under the 2015 Plan; (b) the exercise prices of and number of shares subject to outstanding options and stock appreciation rights; (c) the number of shares subject to other outstanding awards; (d) the maximum number of shares that may be issued as incentive stock options or other awards; and (e) the maximum number of shares that may be issued to an individual or to a new employee in any one calendar year, will be proportionately adjusted, subject to any required action by our board of directors or our stockholders and in compliance with applicable securities laws. No fraction of shares may be issued following any adjustment.

Award Types. The 2015 Plan permits the issuance of the following types of awards: non-qualified and incentive stock options, restricted stock awards, stock bonus awards, stock appreciation rights, restricted stock units and performance awards.

•Options. Options may be non-qualified stock options or incentive stock options and may vest based on time or achievement of performance goals. Our Compensation Committee may provide for options to be exercised only as they vest or to be immediately exercisable with any shares issued on exercise being subject to our right of repurchase that lapses as the shares vest. The term of options may not be longer than ten years, except in the case of incentive stock options granted to holders of more than 10% of our voting power, which may have a term no longer than five years.

•Restricted Stock. A restricted stock award is an offer by us to sell shares of our common stock subject to restrictions, which may vest based on time or achievement of performance goals. The price, if any, of a restricted stock award will be determined by the Compensation Committee.

•Stock Bonuses. Stock bonus awards may be granted as additional compensation for past or future service or achievement of performance goals, and therefore, no payment will be required for any shares awarded under a stock bonus.

•Stock Appreciation Rights. Stock appreciation rights provide for a payment, or payments, in cash or shares of our common stock, to the holder based upon the difference between the fair market value of our common stock on the date of exercise and the stated exercise price at grant up to a maximum amount of cash or number of shares. The term of stock appreciation rights may not be longer than ten years.

•Restricted Stock Units. Restricted stock units represent the right to receive shares of our common stock at a specified date in the future, subject to forfeiture of that right because of termination of employment or failure to achieve certain performance goals. If a restricted stock unit has not been forfeited, then on the date specified in the applicable agreement, we will deliver to the holder of the restricted stock unit shares of our common stock (which may be subject to additional restrictions), cash or a combination of our common stock and cash.

•Performance Awards. Performance awards cover a number of shares of our common stock that may be settled upon achievement of the pre-established performance goals in cash or by issuance of the underlying shares.

Non-Employee Directors. Under the 2015 Plan, non-employee directors may be granted awards either on a discretionary basis or pursuant to policy adopted by our board of directors, except that no non-employee director may be granted awards in any calendar year with a grant date fair value of more than $1 million (increased to two times such amount with respect to awards granted during the first calendar year of service).

Administration. The Compensation Committee will administer the 2015 Plan. Subject to the terms and limitations expressly set forth in the 2015 Plan, the Compensation Committee selects the persons who receive awards, determines the number of shares covered thereby, and, establishes the terms, conditions and other provisions of the grants. The Compensation Committee may construe and interpret the 2015 Plan and prescribe, amend and rescind any rules and regulations relating to the 2015 Plan.

Corporate Transactions. In the event of a change of control, merger, sale of all or substantially all of our assets or other similar corporate transaction, unless otherwise determined by the Compensation Committee, all outstanding awards may be assumed or replaced by the successor corporation. In the alternative, the successor corporation may substitute equivalent awards or provide substantially similar consideration to participants as was provided to stockholders (after taking into account the existing provisions of the awards). The successor corporation may also issue, in place of outstanding shares held by the participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the participant. In the event such successor or acquiring corporation (if any) refuses to assume, convert, replace or substitute awards, then the awards will have their vesting accelerate as to all shares subject to such award (and any applicable rights of repurchase fully lapse) immediately prior to the consummation of the corporate transaction. In addition, in the event such successor or acquiring corporation (if any) refuses to assume, convert, replace or substitute awards, then the Compensation Committee will notify the participants that such award will be exercisable for a period of time determined by the Compensation Committee, and such awards will terminate upon the expiration of such period. Awards need not be treated similarly in a corporate transaction. Notwithstanding the foregoing, in the event of a change of control, merger, sale of all or substantially all of our assets or other similar corporate transaction, the vesting of all awards granted to non-employee directors will accelerate and such awards will become exercisable in full.

Method of Payment. The exercise price of options and the purchase price, if any, of other stock awards may be paid in cash or by check or, where expressly approved by the Compensation Committee and permitted by law, cancellation of indebtedness, surrender of shares, waiver of compensation, a broker-assisted or other form of cashless exercise program, any combination of the foregoing or any other method permitted by applicable law.

Transferability. Except as otherwise determined by the Compensation Committee, awards granted under the 2015 Plan may not be sold, pledged, assigned, hypothecated, transferred or disposed of except by will or the laws of descent and distribution.

Repricing Prohibited. Repricing, or reducing the exercise price of outstanding options or stock appreciation rights, or canceling in exchange for cash outstanding options or stock appreciation rights when the exercise price per share exceeds the fair market value of one share is prohibited without stockholder approval under the 2015 Plan.

Term. The 2015 Plan will terminate on August 18, 2025, unless it is earlier terminated.

Amendments. Our board of directors may terminate or amend the 2015 Plan at any time, provided that no action may be taken by our board of directors (except for adjustment for stock splits and other similar changes in our capital structure described in “Adjustments” above) without the approval of our stockholders to:

●	permit the repricing of outstanding stock options or stock appreciation rights under the 2015 Plan;

●	cancel in exchange for cash outstanding stock options or stock appreciation rights under the 2015 Plan when the exercise price per share exceeds the fair market value of one share; or

●	otherwise implement any amendment to the 2015 Plan required to be approved by stockholders.

Insider Trading Policy. Any participant that receives an award under the 2015 Plan must comply with our insider trading policy.

Clawback or Recoupment. Awards, including gains realized with respect to such awards, under the 2015 Plan will be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by our board of directors or required by law.

New Plan Benefits. Future benefits to executive officers and employees under the 2015 Plan generally will be granted at the discretion of the Compensation Committee and are therefore not currently determinable.

Equity Compensation Plan Information

The following table sets forth information about the securities authorized for issuance under our equity compensation plans as of December 31, 2017. The 2015 Plan replaced the 2011 Plan which was also approved by the stockholders. No further grants will be made under the 2011 Plan.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average Exercise price of outstanding options, warrants and rights(b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders:	1,268,134	$3.51	-0-
- 2011 Equity Incentive Plan
- 2015 Stock Incentive Plan	1,671,000	$4.52	829,000
Equity compensation plans not approved by security holders	-0-	-0-	-0-
Total	2,939,134	$4.09	829,000

U.S. Federal Income Tax Consequences

The following is a general summary as of the date of this Proxy Statement of the United States federal income tax consequences to us and participants in the 2015 Plan. The federal tax laws may change and the federal, state and local tax consequences for any participant will depend upon his or her individual circumstances. Each participant has been, and is, encouraged to seek the advice of a qualified tax advisor regarding the tax consequences of participation in the 2015 Plan.

Non-Qualified Stock Options. A participant will realize no taxable income at the time a non-qualified stock option is granted under the 2015 Plan, but generally at the time such non-qualified stock option is exercised, the participant will realize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the stock option exercise price. Upon a disposition of such shares, the difference between the amount received and the fair market value on the date of exercise will generally be treated as a long-term or short-term capital gain or loss, depending on the holding period of the shares. We will generally be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the participant is considered to have realized ordinary income in connection with the exercise of the non-qualified stock option.

Incentive Stock Options. A participant will realize no taxable income, and we will not be entitled to any related deduction, at the time any incentive stock option is granted. If certain employment conditions are satisfied, then no taxable income will result upon the exercise of such option, and we will not be entitled to any deduction in connection with the exercise of such stock option. Upon disposition of the shares after expiration of the statutory holding periods, any gain realized by a participant will be taxed as long-term capital gain and any loss sustained will be long-term capital loss, and we will not be entitled to a deduction in respect to such disposition. While no ordinary taxable income is recognized at exercise (unless there is a “disqualifying disposition,” see below), the excess of the fair market value of the shares over the stock option exercise price is a preference item that is recognized for alternative minimum tax purposes.

Except in the event of death, if shares acquired by a participant upon the exercise of an incentive stock option are disposed of by such participant before the expiration of the statutory holding periods (i.e., a “disqualifying disposition”), such participant will be considered to have realized as compensation taxed as ordinary income in the year of such disposition an amount, not exceeding the gain realized on such disposition, equal to the difference between the stock option exercise price and the fair market value of such shares on the date of exercise of such stock option. Generally, any gain realized on the disposition in excess of the amount treated as compensation or any loss realized on the disposition will constitute capital gain or loss, respectively. If a participant makes a “disqualifying disposition,” generally in the fiscal year of such “disqualifying disposition” we will be allowed a deduction for federal income tax purposes in an amount equal to the compensation realized by such participant.

Restricted Stock. A participant receiving restricted stock may be taxed in one of two ways: the participant (i) pays tax when the restrictions lapse (i.e., with respect to the shares as they become vested) or (ii) makes an election under Section 83(b) of the Code to pay tax in the year the grant is made with respect to all of the shares subject to the grant. At either time the value of the award for tax purposes is the excess of the fair market value of the shares at that time over the amount (if any) paid for the shares. This value is taxed as ordinary income and if granted to an employee, is subject to income tax withholding. We receive a tax deduction at the same time and for the same amount taxable to the participant. If a participant makes an election under Section 83(b) of the Code to be taxed at grant, then, when the restrictions lapse, there will be no further tax consequences attributable to the awarded stock until the recipient disposes of the stock, at which point any gain or loss will be short-term or long-term capital gain or loss, depending on the holding period of the stock prior to such disposition.

Stock Bonuses. The participant will not realize income when a stock bonus (which can be settled in cash or our common stock) is granted, but will realize ordinary income when shares (or cash, if cash settled) are transferred to him or her. The amount of such income will be equal to the fair market value of such transferred shares (or cash, if cash settled) on the date of transfer. We generally will be entitled to a tax deduction at the time and in the amount that the participant recognizes ordinary income.

Stock Appreciation Rights. A grant of a stock appreciation right (which can be settled in cash or our common stock) has no federal income tax consequences at the time of grant. Upon the exercise of stock appreciation rights, the value received is generally taxable to the recipient as ordinary income, and we generally will be entitled to a corresponding tax deduction.

Restricted Stock Units. In general, no taxable income is realized upon the grant of a restricted stock unit award (which can be settled in cash or our common stock). The participant will generally include in ordinary income the fair market value of the award of stock (or cash, if cash settled) at the time shares of stock (or cash, if cash settled) are delivered to the participant or at the time the restricted stock unit vests. We generally will be entitled to a tax deduction at the time and in the amount that the participant recognizes ordinary income.

Performance Awards. The participant will not realize income when a performance award is granted (which can be settled in cash or our common stock), but will realize ordinary income when shares (or cash, if cash settled) are transferred to him or her. The amount of such income will be equal to the fair market value of such transferred shares (or cash, if cash settled) on the date of transfer. We generally will be entitled to a tax deduction at the time and in the amount that the participant recognizes ordinary income.

Withholding Tax Requirements. Whenever shares are to be issued in satisfaction of awards granted under the 2015 Plan or the applicable tax event occurs, we may require the participant to remit to us an amount sufficient to satisfy applicable withholding tax requirements. Whenever payments in satisfaction of an award are to be made in cash, such payment will be net of an amount sufficient to satisfy the applicable withholding tax requirements. The Compensation Committee may require or permit the participant to satisfy applicable withholding tax requirements, in whole or in part by paying cash, electing to have us withhold otherwise deliverable cash or shares having a fair market value equal to the minimum statutory amount required to be withheld (or such other amount that will not cause an adverse accounting consequence or cost), delivering to us already-owned shares having a fair market value equal to the minimum amount required to be withheld or withholding from the proceeds of the sale of otherwise deliverable shares acquired pursuant to an award either through a voluntary sale or through a mandatory sale arranged by us.

Section 162(m). Section 162(m) of the Code limits the deductibility of compensation in excess of $1 million paid to any one executive officer in any calendar year. Under the tax rules in effect before 2018, compensation that qualified as “performance-based” under Section 162(m) was deductible without regard to this $1 million limit. However, the Tax Cuts and Jobs Act, which was signed into law December 22, 2017, eliminated this performance-based compensation exception effective January 1, 2018, subject to a special rule that “grandfathers” certain awards and arrangements that were in effect on or before November 2, 2017. As a result, compensation that is paid on or after January 1, 2018 may not be fully deductible, depending on the application of the special grandfather rules. Moreover, from and after January 1, 2018, compensation awarded in excess of $1 million to our executive officers generally will not be deductible.

ERISA Information

The 2015 Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Proxies

Proxies received in response to this solicitation will be voted “FOR” the approval and adoption of the amendment to the 2015 Plan unless otherwise specified in the proxy.

Vote Required

Approval of this proposal requires a vote of the majority of the shares present in person or represented by proxy and entitled to vote on the matter at the Annual Meeting.

Board of Directors’ Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL AND ADOPTION OF THE AMENDMENT TO THE 2015 STOCK INCENTIVE PLAN AS SET FORTH ABOVE.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director or officer of the Company, including former officers and directors whom held their respective positions since the beginning of the last fiscal year, nor any proposed nominee for election as a director of the Company, or associate or affiliate of any of the foregoing persons, has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon at the Annual Meeting other than the election of directors, except as otherwise disclosed herein.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

We will send only one copy of the Proxy Materials to stockholders who share a single address unless we receive contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Notice or Proxy Materials to a stockholder at a shared address to which a single copy of the Notice or Proxy Materials was delivered. You may make such a written or oral request by calling the Company or sending a written notification, stating your name, your shared address and the address to which the Company should direct the additional copy of the Notice or Proxy Materials, to VolitionRx Limited, 1 Scotts Road, #24-05 Shaw Centre, Singapore 228208, Attention: Rodney Rootsaert, Corporate Secretary, or by telephone at +1 (646) 650-1351. If multiple stockholders sharing an address have received one copy of the Notice or Proxy Materials, or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may mail notification to, or call the Company at, its principal executive offices to express your preference for future distributions. Additionally, if current stockholders with a shared address received multiple copies of the Notice or Proxy Materials or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, such request may also be made by mail or telephone to the Company’s principal executive offices.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

Under Rule 14a-8 of the Exchange Act, any stockholder desiring to include a proposal in our proxy statement with respect to our 2019 annual meeting of stockholders should arrange for such proposal to be delivered to us at our principal executive offices no later than March 27, 2019, in order to be considered for inclusion in our proxy statement relating to such annual meeting. If the date of next year’s annual meeting is changed by more than 30 days from the date of this year’s meeting, then the deadline is a reasonable time before we begin to print and mail proxy materials. Matters pertaining to such proposals, and the eligibility of persons entitled to have such proposals included, are regulated by the Exchange Act and the rules of the SEC.

In addition, pursuant to our bylaws, any stockholder desiring to submit a proposal for action or nominate one or more persons for election as directors at our 2019 annual meeting of stockholders must submit a notice of the proposal or nomination including the information required by our bylaws to us between May 11, 2019 and June 10, 2019, or else it will be considered untimely and ineligible to be properly brought before the annual meeting. However, if our 2019 annual meeting of stockholders is advanced by more than 30 days or delayed by more than 60 days from the date of this year’s meeting, under our bylaws, this notice must be provided not earlier than the one hundred twentieth day prior to the 2019 annual meeting of stockholders and not later than the close of business on the later of (a) the ninetieth day prior to the 2019 annual meeting of stockholders or (b) the tenth day following the date on which notice of the date of the 2019 annual meeting of stockholders is first mailed to stockholders or otherwise publicly disclosed, whichever first occurs.

Mailing Instructions

Proposals should be delivered to VolitionRx Limited, 1 Scotts Road, #24-05 Shaw Centre, Singapore 228208, Attention: Rodney Rootsaert, Corporate Secretary. To avoid controversy and establish timely receipt by the Company, it is suggested that stockholders send their proposals by certified mail, return receipt requested.

WHERE YOU CAN GET ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy our reports or other filings made with the SEC at the SEC’s Public Reference Room, located at 100 F Street, N.W., Washington, DC 20549. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You can also access these reports and other filings electronically on the SEC’s web site, www.sec.gov.

OTHER MATTERS

The board of directors knows of no other matters to be submitted at this Annual Meeting. If any other matters properly come before the Annual Meeting or any adjournment or postponement thereof, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent in accordance with their best judgment.

A Notice was mailed to our stockholders on or about July 25, 2018, which contained instructions on how to access the Proxy Materials on the Internet. You may obtain a complete copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, with all exhibits filed therewith, from the SEC’s web site at www.sec.gov under EDGAR filings. We will provide to you a copy of our Annual Report by writing us c/o Corporate Secretary, VolitionRx Limited, 1 Scotts Road, #24-05 Shaw Centre, Singapore 228208, or by telephone at +1 (646) 650-1351. Exhibits filed with our Annual Report will be provided by us upon written request, in the same manner noted above, at a nominal per page charge. Information on our website is not part of the proxy soliciting material and is not incorporated herein by reference.

By order of the Board of Directors,

/s/ Cameron Reynolds
Cameron Reynolds President, Chief Executive Officer and Director

Singapore

July 25, 2018

APPENDIX A

VOLITIONRX LIMITED

2015 STOCK INCENTIVE PLAN

As amended June 15, 2018

ARTICLE 1

PURPOSES OF THE PLAN

1.1Purposes. The purposes of the Plan are (a) to enhance the Company’s ability to attract and retain the services of qualified employees, officers, directors, consultants and other service providers upon whose judgment, initiative and efforts the successful conduct and development of the Company’s business largely depends and (b) to provide additional incentives to such persons or entities to devote their utmost effort and skill to the advancement and betterment of the Company, by providing them an opportunity to participate in the ownership of the Company and thereby have an interest in the success and increased value of the Company.

ARTICLE 2

DEFINITIONS

For purposes of this Plan, terms not otherwise defined herein will have the meanings indicated below:

2.1“Affiliate” means (i) any entity that, directly or indirectly, is controlled by, controls or is under common control with, the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee, whether now or hereafter existing.

2.2“Award” means any award under the Plan, including any Option, Restricted Stock, Stock Bonus, Stock Appreciation Right, Restricted Stock Unit or Performance Awards.

2.3“Award Agreement” means, with respect to each Award, the written or electronic agreement between the Company and the Participant setting forth the terms and conditions of the Award, and country-specific appendix thereto for grants to non-U.S. Participants, which will be in substantially a form (which need not be the same for each Participant) that the Committee (or in the case of Award agreements that are not used for Insiders, the Committee’s delegate(s)) has from time to time approved, and will comply with and be subject to the terms and conditions of this Plan.

2.4 “Board” means the Board of Directors of the Company.

2.5“Cause” means termination of Service because of (a) any willful, material violation by the Participant of any law or regulation applicable to the business of the Company or a Parent, Subsidiary or Affiliate of the Company, the Participant’s conviction for or guilty plea to a felony or a crime involving moral turpitude or any willful perpetration by the Participant of a common law fraud; (b) the Participant’s commission of an act of personal dishonesty which involves personal profit in connection with the Company or any other entity having a business relationship with the Company; (c) any material breach by the Participant of any provision of any agreement or understanding between the Company or any Parent, Subsidiary or Affiliate of the Company and the Participant regarding the terms of the Participant’s Service, including the willful and continued failure or refusal of the Participant to perform the material duties required of such Participant as an Employee, Officer, Director, Non-Employee Director or Consultant of the Company or a Parent, Subsidiary or Affiliate of the Company, other than as a result of having a Disability or a breach of any applicable invention assignment and confidentiality agreement or similar agreement between the Company or a Parent, Subsidiary or Affiliate of the Company and the Participant; (d) Participant’s disregard of the policies of the Company or any Parent, Subsidiary or Affiliate of the Company so as to cause loss, damage or injury to the property, reputation or employees of the Company or a Parent, Subsidiary or Affiliate of the Company or (e) any other misconduct by the Participant which is materially injurious to the financial condition or business reputation of or is otherwise materially injurious to the Company or a Parent, Subsidiary or Affiliate of the Company. The determination as to whether a Participant is being terminated for Cause will be made in good faith by the Company and will be final and binding on the Participant. The foregoing definition does not in any way limit the Company’s ability to terminate a Participant’s employment or consulting relationship at any time as provided in Section 13.11, and the term “Company” will be interpreted to include any Affiliate, Subsidiary or Parent, as appropriate. Notwithstanding the foregoing, the foregoing definition of “Cause” may, in part or in whole, be modified or replaced in each individual employment agreement or Award Agreement with any Participant, provided that such document supersedes the definition provided in this Section 2.5.

2.6“Code” means the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

2.7“Committee” means the Compensation Committee of the Board or those persons to whom administration of the Plan or part of the Plan has been delegated as permitted by law.

2.8“Common Stock” means the Common Stock of the Company.

2.9“Company” means VolitionRx Limited or any successor corporation.

2.10“Consultant” means any natural person, including an advisor or independent contractor, engaged by the Company or a Parent, Subsidiary or Affiliate to render services to such entity.

2.11“Corporate Transaction” means the occurrence of any of the following events: (a) any “Person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company’s then-outstanding voting securities; provided, however, that for purposes of this clause (a) the acquisition of additional securities by any one Person who is considered to own more than fifty percent (50%) of the total voting power of the securities of the Company will not be considered a Corporate Transaction; (b) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; (c) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation; (d) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company) or (e) a change in the effective control of the Company that occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by member of the Board whose appointment or election is not endorsed by as majority of the members of the Board prior to the date of the appointment or election; provided, however, that for purposes of this clause (e), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Corporate Transaction. For purposes of this definition, Persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock or similar business transaction with the Company. Notwithstanding the foregoing, to the extent that any amount constituting deferred compensation (as defined in Section 409A of the Code) would become payable under this Plan by reason of a Corporate Transaction, such amount will become payable only if the event constituting a Corporate Transaction would also qualify as a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, each as defined within the meaning of Section 409A of the Code, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and IRS guidance that has been promulgated or may be promulgated thereunder from time to time.

2.12“Director” means a member of the Board.

2.13“Disability” means in the case of incentive stock options, total and permanent disability as defined in Section 22(e)(3) of the Code and in the case of other Awards, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

2.14“Dividend Equivalent Right” means the right of a Participant, granted at the discretion of the Committee or as otherwise provided by the Plan, to receive a credit for the account of such Participant in an amount equal to the cash, stock or other property dividends in amounts equal equivalent to cash, stock or other property dividends for each Share represented by an Award held by such Participant.

2.15“Effective Date” means October 30, 2015, the date on which the Plan was approved by the affirmative vote of the holders of a majority of the Shares of Common Stock of the Company which are entitled to be voted and are voted on the proposal to approve this Plan (and for such purpose, any “broker non-votes” will not be counted as being entitled to be voted on that proposal, but will be counted for quorum purposes).

2.16“Employee” means any person, including Officers and Directors, providing services as an employee to the Company or any Parent, Subsidiary or Affiliate. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

2.17“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

2.18“Exercise Price” means, with respect to an Option, the price at which a holder may purchase the Shares issuable upon exercise of an Option and with respect to a SAR, the price at which the SAR is granted to the holder thereof.

2.19“Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows: (a) if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal or such other source as the Committee deems reliable; (b) if such Common Stock is publicly traded but is neither listed nor admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal or such other source as the Committee deems reliable or (c) if none of the foregoing is applicable, by the Board or the Committee in good faith using any reasonable method of evaluation in a manner consistent with the valuation principles under Section 409A of the Code.

2.20“Insider” means an officer or director of the Company or any other person whose transactions in the Company’s Common Stock are subject to Section 16 of the Exchange Act.

2.21“IRS” means the United States Internal Revenue Service.

2.22“Non-Employee Director” means a Director who is not an Employee of the Company or any Parent or Subsidiary.

2.23“Option” means an award of an option to purchase Shares pursuant to Article 4 or Article 10.

2.24“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.25“Participant” means a person who holds an Award under this Plan.

2.26“Performance Award” means cash or stock granted pursuant to Article 9 or Article 10.

2.27“Performance Factors” means any of the factors selected by the Committee and specified in an Award Agreement, from among the following objective measures, either individually, alternatively or in any combination, applied to the Company as a whole or any business unit or Subsidiary, either individually, alternatively or in any combination, on a GAAP or non-GAAP basis, and measured, to the extent applicable on an absolute basis or relative to a pre-established target or index or group of comparator companies, to determine whether the performance goals established by the Committee with respect to applicable Awards have been satisfied: (a) profit before tax; (b) billings; (c) revenue; (d) net revenue; (e) earnings (which may include earnings before interest; earnings before interest and taxes; earnings before interest, taxes and depreciation; earnings before interest, taxes, depreciation and amortization; net earnings and other metrics based on or derived from earnings); (f) operating income; (g) operating margin; (h) operating profit; (i) controllable operating profit; (j) net operating profit; (k) net profit; (l) gross margin; (m) operating expenses or operating expenses as a percentage of revenue; (n) net income; (o) earnings per share; (p) total stockholder return; (q) market share; (r) return on assets or net assets; (s) the Company’s stock price; (t) growth in stockholder value relative to a pre-determined index; (u) return on equity; (v) return on invested capital; (w) cash flow (including free cash flow or operating cash flows); (x) cash conversion cycle; (y) economic value added; (z) individual confidential business objectives; (aa) contract awards or backlog; (bb) overhead or other expense reduction; (cc) credit rating; (dd) strategic plan development and implementation; (ee) succession plan development and implementation; (ff) improvement in workforce diversity; (gg) customer indicators; (hh) new product invention or innovation; (ii) attainment of research and development milestones; (jj) improvements in productivity; (kk) bookings and (ll) attainment of objective operating goals and employee metrics. The Committee may provide for one or more adjustments to the Performance Factors in accordance with Section 11.3.

2.28“Performance Period” means the period of service determined by the Committee, not to exceed five (5) years, during which years of service or performance is to be measured for the Award.

2.29“Performance Share” means an Award granted pursuant to Article 9 or Article 10.

2.30“Permitted Transferee” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law (including adoptive relationships) of the Employee, any person sharing the Employee’s household (other than a tenant or employee), a trust in which these persons (or the Employee) have more than 50% of the beneficial interest, a foundation in which these persons (or the Employee) control the management of assets, and any other entity in which these persons (or the Employee) own more than 50% of the voting interests.

2.31“Plan” means this VolitionRx Limited 2015 Stock Incentive Plan, as amended.

2.32“Purchase Price” means the price to be paid for Shares acquired under the Plan, other than Shares acquired upon exercise of an Option or SAR.

2.33“Restricted Stock Award” means an award of Shares pursuant to Article 5 or Article 10 or issued pursuant to the early exercise of an Option.

2.34“Restricted Stock Unit” means an Award granted pursuant to Article 8 or Article 10.

2.35“SEC” means the United States Securities and Exchange Commission.

2.36“Securities Act” means the United States Securities Act of 1933, as amended.

2.37“Service” means service as an Employee, Consultant, Director or Non-Employee Director, to the Company or a Parent, Subsidiary or Affiliate, subject to such further limitations as may be set forth in the Plan or the applicable Award Agreement. An Employee will not be deemed to have ceased to provide Service in the case of (a) sick leave; (b) military leave or (c) any other leave of absence approved by the Company; provided, that such leave is for a period of not more than 90 days (x) unless reemployment upon the expiration of such leave is guaranteed by contract or statute or (y) unless provided otherwise pursuant to formal policy adopted from time to time by the Company and issued and promulgated to employees in writing. In the case of any Employee on an approved leave of absence or a reduction in hours worked (for illustrative purposes only, a change in schedule from that of full-time to part-time), the Committee may make such provisions respecting suspension of or modification of vesting of the Award while on leave from the employ of the Company or a Parent, Subsidiary or Affiliate or during such change in working hours as it may deem appropriate, except that in no event may an Award be exercised after the expiration of the term set forth in the applicable Award Agreement. In the event of military leave, if required by applicable laws, vesting will continue for the longest period that vesting continues under any other statutory or Company approved leave of absence and, upon a Participant’s returning from military leave (under conditions that would entitle him or her to protection upon such return under the Uniform Services Employment and Reemployment Rights Act), he or she will be given vesting credit with respect to Awards to the same extent as would have applied had the Participant continued to provide services to the Company throughout the leave on the same terms as he or she was providing services immediately prior to such leave. An employee will have terminated employment as of the date he or she ceases to provide services (regardless of whether the termination is in breach of local employment laws or is later found to be invalid) and employment will not be extended by any notice period or garden leave mandated by local law, provided however, that a change in status from an employee to a consultant or advisor will not terminate the service provider’s Service, unless determined by the Committee, in its discretion. The Committee will have sole discretion to determine whether a Participant has ceased to provide Services and the effective date on which the Participant ceased to provide Services.

2.38“Shares” means shares of the Company’s Common Stock and the common stock of any successor entity.

2.39“Stock Appreciation Right” means an Award granted pursuant to Article 7 or Article 10.

2.40“Stock Bonus” means an Award granted pursuant to Article 6 or Article 10.

2.41“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.42“Treasury Regulations” means regulations promulgated by the United States Treasury Department.

2.43“Unvested Shares” means Shares that have not yet vested or are subject to a right of repurchase in favor of the Company (or any successor thereto).

ARTICLE 3

PLAN SHARES

3.1Number of Shares Available. Subject to adjustment as provided in Section 3.5, the total number of Shares reserved and available for grant and issuance pursuant to this Plan is three million two hundred fifty thousand (3,250,000) Shares.

3.2Lapsed, Returned Awards. If any Shares subject to an Award are forfeited, an Award expires or otherwise terminates without issuance of Shares or an Award is settled for cash (in whole or in part) or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award (including on payment in Shares on exercise of a SAR), such Shares shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, be added to the Shares available for grant under the Plan. If (i) any Award granted hereunder is exercised through the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company or (ii) withholding tax liabilities arising from such Award are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, then in each such case the Shares so tendered or withheld shall be added to the Shares available for grant under the Plan on a one-for-one basis.

3.3Minimum Share Reserve. At all times the Company will reserve and keep available a sufficient number of Shares as will be required to satisfy the requirements of all outstanding Awards granted under this Plan.

3.4Limitations; Eligibility. No more than three million two hundred fifty thousand (3,250,000) Shares will be issued pursuant to the exercise of ISOs. ISOs may be granted only to Employees. All other Awards may be granted to Employees, Consultants, Directors and Non-Employee Directors; provided such Consultants, Directors and Non-Employee Directors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. Subject to adjustment as provided in Section 3.5, no Participant may be granted (a) Options or SARs during any 12-month period with respect to more than five hundred thousand (500,000) Shares and (b) Restricted Stock Awards, Restricted Stock Unit Awards, Performance Awards or Stock Bonus Awards during any calendar year that are intended to comply with the performance-based exception under Section 162(m) of the Code and are denominated in Shares under which more than five hundred thousand (500,000) Shares may be earned for each twelve (12) months in the vesting period or Performance Period. Each of the limitations in the preceding sentence of this Section 3.4 shall be multiplied by two (2) with respect to Awards granted to a Participant during the first calendar year in which the Participant commences employment with the Company and its Subsidiaries. If an Award is cancelled, the cancelled Award shall continue to be counted toward the applicable limitation in this Section 3.4.

3.5Adjustment of Shares. If the number of outstanding Shares is changed by a stock dividend, extraordinary dividends or distributions (whether in cash, shares or other property, other than a regular cash dividend), recapitalization, stock split, reverse stock split, subdivision, combination, reclassification, spin-off or similar change in the capital structure of the Company, then (a) the number of Shares reserved for issuance and future grant under the Plan set forth in Section 3.1; (b) the Exercise Prices of and number of Shares subject to outstanding Options and SARs; (c) the number of Shares subject to other outstanding Awards; (d) the maximum number of shares that may be issued as ISOs or other Awards set forth in Section 3.4 and (e) the maximum number of Shares that may be issued to an individual or to a new Employee in any one calendar year set forth in Section 3.4, will be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and in compliance with applicable securities laws, provided that fractions of a Share will not be issued.

ARTICLE 4

OPTIONS

4.1Options. An Option is the right but not the obligation to purchase a Share, subject to certain conditions, if applicable. The Committee may grant Options to eligible Employees, Consultants and Directors and will determine whether such Options will be Incentive Stock Options within the meaning of the Code (“ISOs”) or Nonqualified Stock Options (“NSOs”), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may vest and be exercised, and all other terms and conditions of the Option, subject to the following terms of this Section 4.1.

4.2Option Grant. Each Option granted under this Plan will identify the Option as an ISO or an NSO. An Option may be, but need not be, awarded upon satisfaction of such Performance Factors during any Performance Period as are set out in advance in the Participant’s individual Award Agreement. If the Option is being earned upon the satisfaction of Performance Factors, then the Committee will: (a) determine the nature, length and starting date of any Performance Period for each Option and (b) select from among the Performance Factors to be used to measure the performance, if any. Performance Periods may overlap and Participants may participate simultaneously with respect to Options that are subject to different performance goals and other criteria.

4.3Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option or a specified future date. The Award Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.

4.4Exercise Period. Options may be vested and exercisable within the times or upon the conditions as set forth in the Award Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided further that no ISO granted to a person who, at the time the ISO is granted, directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary of the Company (“Ten Percent Stockholder”) will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.

4.5Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted, provided that (a) the Exercise Price of an Option will be not less than one hundred percent (100%) of the Fair Market Value of the Shares on the date of grant and (b) the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased may be made in accordance with Section 13.1 and the Award Agreement and in accordance with any procedures established by the Company.

4.6Method of Exercise. Any Option granted hereunder will be vested and exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Committee and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share. An Option will be deemed exercised when the Company receives: (a) notice of exercise (in such form as the Committee may specify from time to time) from the person entitled to exercise the Option (and/or via electronic execution through the authorized third party administrator) and (b) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Committee and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 3.5. Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

4.7Termination of Service. Unless otherwise provided in the Award Agreement, if the Participant’s Service terminates for any reason except for Cause or the Participant’s death or Disability, then the Participant may exercise such Participant’s Options only to the extent that such Options would have been exercisable by the Participant on the date Participant’s Service terminates no later than three (3) months after the date Participant’s Service terminates (or such shorter or longer time period as may be determined by the Committee, with any exercise beyond three (3) months after the date Participant’s Service terminates deemed to be the exercise of an NSO), but in any event no later than the expiration date of the Options. Unless otherwise provided in the Award Agreement, if the Participant’s Service terminates because of the Participant’s death (or the Participant dies within three (3) months after Participant’s Service terminates other than for Cause or because of the Participant’s Disability), then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the date Participant’s Service terminates and must be exercised by the Participant’s legal representative or authorized assignee no later than twelve (12) months after the date Participant’s Service terminates (or such shorter time period or longer time period as may be determined by the Committee), but in any event no later than the expiration date of the Options. Unless otherwise provided in the Award Agreement, if the Participant’s Service terminates because of the Participant’s Disability, then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the date Participant’s Service terminates and must be exercised by the Participant (or the Participant’s legal representative or authorized assignee) no later than twelve (12) months after the date Participant’s Service terminates (or such shorter or longer time period as may be determined by the Committee, with any exercise beyond (a) three (3) months after the date Participant’s Service terminates when the termination of Service is for a Disability that is not a “permanent and total disability” as defined in Section 22(e)(3) of the Code or (b) twelve (12) months after the date Participant’s Service terminates when the termination of Service is for a Disability that is a “permanent and total disability” as defined in Section 22(e)(3) of the Code, deemed to be exercise of an NSO), but in any event no later than the expiration date of the Options. Unless otherwise provided in the Award Agreement, if the Participant is terminated for Cause, then Participant’s Options will expire on such Participant’s date of termination of Service or at such later time and on such conditions as are determined by the Committee, but in any no event later than the expiration date of the Options. Unless otherwise provided in the Award Agreement, Cause will have the meaning set forth in the Plan.

4.8Limitations on Exercise. The Committee may specify a minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent any Participant from exercising the Option for the full number of Shares for which it is then exercisable.

4.9Limitations on ISOs. With respect to Awards granted as ISOs, to the extent that the aggregate Fair Market Value of the Shares with respect to which such ISOs are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as NSOs. For purposes of this Section 4.9, ISOs will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

4.10Modification or Extension. Subject in all cases to Section 13.8, the Committee may modify or extend outstanding Options (but not beyond their original term) and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted. Any outstanding ISO that is modified, extended or otherwise altered will be treated in accordance with Section 424(h) of the Code.

4.11No Disqualification. Notwithstanding any other provision in this Plan, no term of this Plan relating to ISOs will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.

ARTICLE 5

RESTRICTED STOCK AWARDS

5.1Restricted Stock Awards. A Restricted Stock Award is an offer by the Company to sell to an eligible Employee, Consultant or Director Shares that are subject to restrictions (“Restricted Stock”). The Committee will determine to whom an offer will be made, the number of Shares the Participant may purchase, the Purchase Price (if any), the restrictions under which the Shares will be subject and all other terms and conditions of the Restricted Stock Award, subject to the Plan.

5.2Award Agreement. All Restricted Stock Awards will be evidenced by an Award Agreement. Except as may otherwise be provided in an Award Agreement, a Participant accepts a Restricted Stock Award by signing and delivering to the Company an Award Agreement with full payment of the Purchase Price (if any), within thirty (30) days from the date the Award Agreement was delivered to the Participant. If the Participant does not accept such Award within thirty (30) days, then the offer of such Restricted Stock Award will terminate, unless the Committee determines otherwise.

5.3Purchase Price. The Purchase Price (if any) for a Restricted Stock Award will be determined by the Committee and may be less than Fair Market Value on the date the Restricted Stock Award is granted. Payment of the Purchase Price (if any) must be made in accordance with Section 13.1, the Award Agreement and any procedures established by the Company.

5.4Terms of Restricted Stock Awards. Restricted Stock Awards will be subject to such restrictions as the Committee may impose or are required by law. These restrictions may be based on completion of a specified number of years of service with the Company or upon completion of Performance Factors, if any, during any Performance Period as set out in advance in the Participant’s Award Agreement. Prior to the grant of a Restricted Stock Award, the Committee will: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria.

5.5Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such date Participant’s Service terminates (unless determined otherwise by the Committee).

ARTICLE 6

STOCK BONUS AWARDS

6.1Stock Bonus Awards. A Stock Bonus Award is an award to an eligible Employee, Consultant or Director of Shares for Services to be rendered or for past Services already rendered to the Company or any Parent or Subsidiary. All Stock Bonus Awards will be made pursuant to an Award Agreement. No payment from the Participant will be required for Shares awarded pursuant to a Stock Bonus Award.

6.2Terms of Stock Bonus Awards. The Committee will determine the number of Shares to be awarded to the Participant under a Stock Bonus Award and any restrictions thereon. These restrictions may be based upon completion of a specified number of years of service with the Company or upon satisfaction of performance goals based on Performance Factors during any Performance Period as set out in advance in the Participant’s Stock Bonus Agreement. Prior to the grant of any Stock Bonus Award the Committee will: (a) determine the nature, length and starting date of any Performance Period for the Stock Bonus Award; (b) select from among the Performance Factors to be used to measure performance goals (if any) and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Stock Bonus Awards that are subject to different Performance Periods and different performance goals and other criteria.

6.3Form of Payment to Participant. Payment may be made in the form of cash, whole Shares or a combination thereof, based on the Fair Market Value of the Shares earned under a Stock Bonus Award on the date of payment, as determined in the sole discretion of the Committee.

6.4Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such date Participant’s Service terminates (unless determined otherwise by the Committee).

ARTICLE 7

STOCK APPRECIATION RIGHTS

7.1Stock Appreciation Rights. A Stock Appreciation Right (“SAR”) is an award to an eligible Employee, Consultant or Director that may be settled in cash or Shares (which may consist of Restricted Stock) having a value equal to (a) the difference between the Fair Market Value on the date of exercise over the Exercise Price multiplied by (b) the number of Shares with respect to which the SAR is being settled (subject to any maximum number of Shares that may be issuable as specified in an Award Agreement). All SARs will be made pursuant to an Award Agreement.

7.2Terms of SARs. The Committee will determine the terms of each SAR, including: (a) the number of Shares subject to the SAR; (b) the Exercise Price and the time or times during which the SAR may be settled; (c) the consideration to be distributed on settlement of the SAR and (d) the effect of the Participant’s termination of Service on each SAR. The Exercise Price of the SAR will be determined by the Committee when the SAR is granted, and may not be less than Fair Market Value. A SAR may be awarded upon satisfaction of Performance Factors, if any, during any Performance Period as are set out in advance in the Participant’s individual Award Agreement. If the SAR is being earned upon the satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for each SAR and (y) select from among the Performance Factors to be used to measure the performance, if any. Performance Periods may overlap and Participants may participate simultaneously with respect to SARs that are subject to different Performance Factors and other criteria.

7.3Exercise Period and Expiration Date. A SAR will be exercisable within the times or upon the occurrence of events determined by the Committee and set forth in the Award Agreement governing such SAR. The SAR Agreement will set forth the expiration date; provided that no SAR will be exercisable after the expiration of ten (10) years from the date the SAR is granted. The Committee may also provide for SARs to become exercisable at one time or from time to time, periodically or otherwise (including upon the attainment during a Performance Period of performance goals based on Performance Factors), in such number of Shares or percentage of the Shares subject to the SAR as the Committee determines. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on the date Participant’s Service terminates (unless determined otherwise by the Committee). Notwithstanding the foregoing, the rules of Section 4.7 also will apply to SARs.

7.4Form of Settlement. Upon exercise of a SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying (a) the difference between the Fair Market Value of a Share on the date of exercise over the Exercise Price; times (b) the number of Shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment from the Company for the SAR exercise may be in cash, in Shares of equivalent value or in some combination thereof. The portion of a SAR being settled may be paid currently or on a deferred basis with such interest or dividend equivalent, if any, as the Committee determines, provided that the terms of the SAR and any deferral satisfy the requirements of Section 409A of the Code.

7.5Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such date Participant’s Service terminates (unless determined otherwise by the Committee).

ARTICLE 8

RESTRICTED STOCK UNITS

8.1Restricted Stock Units. A Restricted Stock Unit (“RSU”) is an award to an eligible Employee, Consultant or Director covering a number of Shares that may be settled in cash and/or by issuance of Shares (which may consist of Restricted Stock). All RSUs will be made pursuant to an Award Agreement.

8.2Terms of RSUs. The Committee will determine the terms of an RSU including: (a) the number of Shares subject to the RSU; (b) the time or times during which the RSU may be settled; (c) the amount (including any minimum amount), nature (which may include cash, Shares or a combination of both) and valuation of the consideration to be paid or distributed on settlement; (d) the effect of the Participant’s termination of Service on each RSU; and (e) such other terms as the Committee may determine. An RSU may be awarded upon satisfaction of such performance goals based on Performance Factors during any Performance Period as are set out in advance in the Participant’s Award Agreement. If the RSU is being earned upon satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for the RSU; (y) select from among the Performance Factors to be used to measure the performance, if any and (z) determine the number of Shares deemed subject to the RSU. Performance Periods may overlap and participants may participate simultaneously with respect to RSUs that are subject to different Performance Periods and different performance goals and other criteria.

8.3Timing of Settlement. Payment of earned RSUs will be made as soon as practicable after the date(s) determined by the Committee and set forth in the Award Agreement. The Committee may permit a Participant to defer payment under a RSU to a date or dates after the RSU is earned provided that the terms of the RSU and any deferral satisfy the requirements of Section 409A of the Code.

8.4Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such date Participant’s Service terminates (unless determined otherwise by the Committee).

ARTICLE 9

PERFORMANCE AWARDS

9.1Performance Awards. A Performance Award is an award to an eligible Employee, Consultant or Director of a cash bonus or an award of Performance Shares denominated in Shares that may be settled in cash or by issuance of those Shares (which may consist of Restricted Stock). Grants of Performance Awards will be made pursuant to an Award Agreement.

9.2Terms of Performance Shares. The Committee will determine, and each Award Agreement will set forth, the terms of each Performance Award including: (a) the amount of any cash bonus; (b) the number of Shares deemed subject to an award of Performance Shares; (c) the Performance Factors and Performance Period that will determine the time and extent to which each Performance Award will be settled; (d) the consideration to be distributed on settlement and (e) the effect of the Participant’s termination of Service on each Performance Award. In establishing Performance Factors and the Performance Period the Committee will: (x) determine the nature, length and starting date of any Performance Period; (y) select from among the Performance Factors to be used and (z) determine the number of Shares deemed subject to the award of Performance Shares. Prior to settlement the Committee will determine the extent to which Performance Awards have been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Performance Awards that are subject to different Performance Periods and different performance goals and other criteria. During any calendar year no Participant may be granted Performance Awards that are intended to comply with the performance-based exception under Section 162(m) of the Code and are denominated in cash under which more than $10,000,000 may be earned for each twelve (12) months in the Performance Period. This limitation shall be multiplied by two (2) with respect to Awards granted to a Participant during the first calendar year in which the Participant commences employment with the Company and its Subsidiaries. If an Award is cancelled, the cancelled Award shall continue to be counted toward the limitation in this Section 9.2.

9.3Value, Earning and Timing of Performance Shares. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant. After the applicable Performance Period has ended, the holder of Performance Shares will be entitled to receive a payout of the number of Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Factors or other vesting provisions have been achieved. The Committee, in its sole discretion, may pay earned Performance Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Shares at the close of the applicable Performance Period) or in a combination thereof.

9.4Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on the date Participant’s Service terminates (unless determined otherwise by the Committee).

ARTICLE 10

GRANTS TO NON-EMPLOYEE DIRECTORS

10.1Grants To Non-Employee Directors. Non-Employee Directors are eligible to receive any type of Award offered under this Plan except ISOs. Awards pursuant to this Article 10 may be automatically made pursuant to policy adopted by the Board or made from time to time as determined in the discretion of the Board. No Non-Employee Director may be granted Awards pursuant to this Article 10 in any calendar year with a grant date fair value (determined in accordance with U.S. generally accepted accounting principles) of more than $1,000,000. The limitation in the preceding sentence of this Section 10.1 shall be multiplied by two (2) with respect to Awards granted to a Non-Employee Director during the first calendar year in which the Non-Employee Director provides services as a Non-Employee Director.

10.2Eligibility. Awards pursuant to this Article 10 will be granted only to Non-Employee Directors. A Non-Employee Director who is elected or re-elected as a member of the Board will be eligible to receive an Award under this Article 10.

10.3Vesting, Exercisability and Settlement. Except as set forth in Article 12, Awards will vest, become exercisable and be settled as determined by the Board. With respect to Options and SARs, the exercise price granted to Non-Employee Directors will not be less than the Fair Market Value of the Shares at the time that such Option or SAR is granted.

10.4Election to receive Awards in Lieu of Cash. A Non-Employee Director may elect to receive his or her annual retainer payments and/or meeting fees from the Company in the form of cash or Awards or a combination thereof, as determined by the Committee. Such Awards will be issued under the Plan. An election under this Section 10.4 will be filed with the Company on the form prescribed by the Company.

ARTICLE 11

ADMINISTRATION OF THE PLAN

11.1Committee Composition; Authority. This Plan will be administered by the Committee or by the Board acting as the Committee. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan, except, however, the Board will establish the terms for the grant of an Award to Non-Employee Directors. The Committee will have the authority to: (a) construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan; (b) prescribe, amend and rescind rules and regulations relating to this Plan or any Award; (c) select persons to receive Awards; (d) determine the form and terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder, including the exercise price, the time or times when Awards may vest and be exercised (which may be based on performance criteria) or settled, any vesting acceleration or waiver of forfeiture restrictions, the method to satisfy tax withholding obligations or any other tax liability legally due and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Committee will determine; (e) determine the number of Shares or other consideration subject to Awards; (f) determine the Fair Market Value in good faith and interpret the applicable provisions of this Plan and the definition of Fair Market Value in connection with circumstances that impact the Fair Market Value, if necessary; (g) determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of or as alternatives to other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent or Subsidiary of the Company; (h) grant waivers of Plan or Award conditions; (i) determine the vesting, exercisability and payment of Awards; (j) correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement; (k) determine whether an Award has been earned; (l) reduce or waive any criteria with respect to Performance Factors (subject to any applicable requirements or limitations under Section 162(m) of the Code); (m) adjust Performance Factors in accordance with Section 11.3 with respect to persons whose compensation is subject to Section 162(m) of the Code; (n) adopt terms and conditions, rules and procedures (including the adoption of any sub-plan under this Plan) relating to the operation and administration of the Plan to accommodate requirements of local law and procedures outside of the United States; (o) make all other determinations necessary or advisable for the administration of this Plan and (p) delegate any of the foregoing to a subcommittee consisting of one or more executive officers pursuant to a specific delegation as permitted by applicable law, including Section 157(c) of the Delaware General Corporation Law.

11.2Committee Interpretation and Discretion. Any determination made by the Committee with respect to any Award will be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of the Plan or Award, at any later time, and such determination will be final and binding on the Company and all persons having an interest in any Award under the Plan. Any dispute regarding the interpretation of the Plan or any Award Agreement will be submitted by the Participant or Company to the Committee for review. The resolution of such a dispute by the Committee will be final and binding on the Company and the Participant. The Committee may delegate to one or more executive officers the authority to review and resolve disputes with respect to Awards held by Participants who are not Insiders, and such resolution will be final and binding on the Company and the Participant.

11.3Section 162(m) of the Code and Section 16 of the Exchange Act. When necessary or desirable for an Award to qualify as “performance-based compensation” under Section 162(m) of the Code the Committee will include at least two persons who are “outside directors” (as defined under Section 162(m) of the Code) and at least two of such “outside directors” (or a majority if more than two “outside directors” then serve on the Committee) will approve the grant of such Award and timely determine (as applicable) the Performance Period and any Performance Factors upon which vesting or settlement of any portion of such Award is to be subject. If the Committee determines that an Award (other than an Option or SAR) is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one or any combination of the Performance Factors. Such performance goals (and any exclusions) shall (a) be set by the Committee prior to the earlier of 90 days after the commencement of the applicable Performance Period and the expiration of 25% of the Performance Period and (b) otherwise comply with the requirements of Section 162(m) of the Code and the regulations thereunder. When required by Section 162(m) of the Code, prior to settlement of any such Award at least two (or a majority if more than two then serve on the Committee) of such “outside directors” then serving on the Committee will determine and certify in writing the extent to which such Performance Factors have been timely achieved and the extent to which the Award has thereby been earned, and the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award. Awards granted to Participants who are subject to Section 16 of the Exchange Act must be approved by two or more “non-employee directors” (as defined in the regulations promulgated under Section 16 of the Exchange Act). With respect to Participants whose compensation is subject to Section 162(m) of the Code, the Committee may specify, in its sole discretion, at the time of the initial grant of the Award, the manner of adjustment of any Performance Factors upon which vesting or settlement of any portion of such Award is to be subject to the extent necessary to prevent dilution or enlargement of any Award as a result of extraordinary events or circumstances, as determined by the Committee, or to exclude the effects of an event or occurrence which the Committee determines should appropriately be excluded, including: extraordinary, unusual, infrequent, or non-recurring items; an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management; changes in applicable laws, regulations or accounting principles or standards; currency fluctuations; discontinued operations; non-cash items, such as amortization, depreciation, or reserves; asset impairment; or any recapitalization, restructuring, reorganization, merger, acquisition, divestiture, consolidation, spin-off, split-up, combination, liquidation, dissolution, sale of assets, or other similar corporate transaction, but only to the extent such adjustments would be permitted under Section 162(m) of the Code.

11.4Documentation. The Award Agreement for a given Award, the Plan and any other documents may be delivered to, and accepted by, a Participant or any other person in any manner (including electronic distribution or posting) that meets applicable legal requirements.

11.5Foreign Award Recipients. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws and practices in other countries in which the Company and its Subsidiaries operate or have employees or other individuals eligible for Awards, the Committee, in its sole discretion, will have the power and authority to: (a) determine which Subsidiaries and Affiliates will be covered by the Plan; (b) determine which individuals outside the United States are eligible to participate in the Plan, which may include individuals who provide services to the Company, Subsidiary or Affiliate under an agreement with a foreign nation or agency; (c) modify the terms and conditions of any Award granted to individuals outside the United States or foreign nationals to comply with applicable foreign laws, policies, customs and practices; (d) establish sub-plans and modify exercise procedures and other terms and procedures, to the extent the Committee determines such actions to be necessary or advisable (and such sub-plans and/or modifications will be attached to this Plan as appendices); provided, however, that no such sub-plans and/or modifications will increase the share limitations contained in Section 3.4 hereof and (e) take any action, before or after an Award is made, that the Committee determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards will be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code or any other applicable United States governing statute or law.

ARTICLE 12

CORPORATE TRANSACTIONS

12.1Assumption or Replacement of Awards by Successor. In the event of a Corporate Transaction, any or all outstanding Awards may be assumed or replaced by the successor corporation, which assumption or replacement will be binding on all Participants. In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares of the Company held by the Participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant. In the event such successor or acquiring corporation (if any) refuses to assume, convert, replace or substitute Awards, as provided above, pursuant to a Corporate Transaction, then notwithstanding any other provision in this Plan to the contrary, such Awards will have their vesting accelerate as to all shares subject to such Award (and any applicable right of repurchase fully lapse) immediately prior to the Corporate Transaction. In addition, in the event such successor or acquiring corporation (if any) refuses to assume, convert, replace or substitute Awards, as provided above, pursuant to a Corporate Transaction, the Committee will notify the Participants in writing or electronically that such Award will be exercisable for a period of time determined by the Committee in its sole discretion, and such Award will terminate upon the expiration of such period. Awards need not be treated similarly in a Corporate Transaction.

12.2Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company’s award or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan (“Substitute Awards”). Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the Purchase Price or the Exercise Price, as the case may be, and the number and nature of Shares issuable upon exercise or settlement of any such Award will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option in substitution rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price. Substitute Awards shall not reduce the Shares authorized for grant under the Plan or the limitations on grants to a Participant under Section 3.4, nor shall Shares subject to a Substitute Award be added to the Shares available for Awards under the Plan. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan (and Shares subject to such Awards shall not be added to the Shares available for Awards under the Plan); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.

12.3Non-Employee Directors’ Awards. Notwithstanding any provision to the contrary herein, in the event of a Corporate Transaction, the vesting of all Awards granted to Non-Employee Directors will accelerate and such Awards will become exercisable (as applicable) in full prior to the consummation of such event at such times and on such conditions as the Committee determines.

ARTICLE 13

MISCELLANEOUS

13.1Payment For Share Purchases. Payment from a Participant for Shares purchased pursuant to this Plan may be made in cash or by check or, where expressly approved for the Participant by the Committee and where permitted by law (and to the extent not otherwise set forth in the applicable Award Agreement): (a) by cancellation of indebtedness of the Company to the Participant; (b) by surrender of shares of the Company held by the Participant that have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Award will be exercised or settled; (c) by waiver of compensation due or accrued to the Participant for services rendered or to be rendered to the Company or a Parent or Subsidiary of the Company; (d) by consideration received by the Company pursuant to a broker-assisted or other form of cashless exercise program implemented by the Company in connection with the Plan; (e) by any combination of the foregoing or (f) by any other method of payment as is permitted by applicable law.

13.2Withholding Taxes. Whenever Shares are to be issued in satisfaction of Awards granted under this Plan or the applicable tax event occurs, the Company may require the Participant to remit to the Company or to the Parent or Subsidiary employing the Participant an amount sufficient to satisfy applicable U.S. federal, state, local and international withholding tax requirements or any other tax or social insurance liability legally due from the Participant prior to the delivery of Shares pursuant to exercise or settlement of any Award. Whenever payments in satisfaction of Awards granted under this Plan are to be made in cash, such payment will be net of an amount sufficient to satisfy applicable U.S. federal, state, local and international withholding tax or social insurance requirements or any other tax liability legally due from the Participant. The Fair Market Value of the Shares will be determined as of the date that the taxes are required to be withheld and such Shares will be valued based on the value of the actual trade or, if there is none, the Fair Market Value of the Shares as of the previous trading day. The Committee, or its delegate(s), as permitted by applicable law, in its sole discretion and pursuant to such procedures as it may specify from time to time and to limitations of local law, may require or permit a Participant to satisfy such tax withholding obligation or any other tax liability legally due from the Participant, in whole or in part by paying cash, electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld (or such other amount that will not cause an adverse accounting consequence or cost), delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum amount required to be withheld or withholding from the proceeds of the sale of otherwise deliverable Shares acquired pursuant to an Award either through a voluntary sale or through a mandatory sale arranged by the Company.

13.3Transferability. Unless determined otherwise by the Committee, an Award may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution. If the Committee makes an Award transferable, including by instrument to an inter vivos or testamentary trust in which the Awards are to be passed to beneficiaries upon the death of the trustor (settlor) or by gift or by domestic relations order to a Permitted Transferee, such Award will contain such additional terms and conditions as the Committee deems appropriate. All Awards will be exercisable: (a) during the Participant’s lifetime only by (i) the Participant or (ii) the Participant’s guardian or legal representative; (b) after the Participant’s death, by the legal representative of the Participant’s heirs or legatees and (c) in the case of all awards except ISOs, by a Permitted Transferee.

13.4Voting and Dividends. No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant, except for any Dividend Equivalent Rights permitted by an applicable Award Agreement. Any Dividend Equivalent Rights will be subject to the same vesting or performance conditions as the underlying Award. In addition, the Committee may provide that any Dividend Equivalent Rights permitted by an applicable Award Agreement will be deemed to have been reinvested in additional Shares or otherwise reinvested. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; provided, further, that the Participant will have no right to retain such stock dividends or stock distributions with respect to Shares that are repurchased at the Participant’s Purchase Price or Exercise Price, as the case may be, pursuant to Section 13.5.

13.5Restrictions on Shares. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) a right to repurchase (a “Right of Repurchase”) a portion of any or all Unvested Shares held by a Participant following such Participant’s termination of Service at any time within ninety (90) days (or such longer or shorter time determined by the Committee) after the later of the date Participant’s Service terminates and the date the Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant’s Purchase Price or Exercise Price, as the case may be. Dividend Equivalent Rights will not be granted in connection with any Options or SARs.

13.6Certificates. All Shares or other securities whether or not certificated, delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable U.S. federal, state or foreign securities law or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted and any non-U.S. exchange controls or securities law restrictions to which the Shares are subject.

13.7Escrow; Pledge of Shares. To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of the Participant’s obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant’s Shares or other collateral. In connection with any pledge of the Shares, the Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

13.8Repricing Prohibited. Other than pursuant to Section 3.5, the Committee will not (a) amend the terms of outstanding Options or SARs to reduce the Exercise Price of outstanding Options or SARs; (b) cancel outstanding Options or SARs when the Exercise Price per Share exceeds the Fair Market Value of one Share in exchange for cash or another Award (other than in connection with a Corporate Transaction); or (c) take any other action with respect to an Option or SAR that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Shares are listed, in any case without prior stockholder approval.

13.9Deferrals. The Committee may determine that the delivery of Shares, payment of cash or a combination thereof upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made only in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Committee may provide for distributions while a Participant is providing Services to the Company or any Parent or Subsidiary.

13.10Securities Law and Other Regulatory Compliance. An Award will not be effective unless such Award is in compliance with all applicable U.S. and foreign federal and state securities and exchange control laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable and (b) completion of any registration or other qualification of such Shares under any state or federal or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any foreign or state securities laws, exchange control laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

13.11No Obligation To Employ. Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of or to continue any other relationship with the Company or any Parent, Subsidiary or Affiliate or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate to terminate Participant’s employment or other relationship at any time.

13.12Adoption and Stockholder Approval. This Plan was submitted for the approval of the Company’s stockholders, consistent with applicable laws, within twelve (12) months after the date this Plan is adopted by the Board, and such approval was obtained on October 30, 2015.

13.13Term of Plan; Governing Law. Unless earlier terminated as provided herein, this Plan will become effective on the Effective Date and will terminate on August 18, 2025, which is ten (10) years from the date this Plan is adopted by the Board. This Plan and all Awards granted hereunder will be governed by and construed in accordance with the laws of the State of Delaware (excluding its conflict of law rules).

13.14Amendment or Termination of Plan. The Board may at any time terminate or amend this Plan in any respect, including amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board will not, without the approval of the stockholders of the Company, amend this Plan in any manner that requires such stockholder approval or amend Section 13.8; provided further, that a Participant’s Award will be governed by the version of this Plan then in effect at the time such Award was granted.

13.15Nonexclusivity of the Plan. Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including the granting of stock awards and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

13.16Insider Trading Policy. Each Participant who receives an Award will comply with any policy adopted by the Company from time to time covering transactions in the Company’s securities by Employees, officers and/or directors of the Company.

13.17All Awards Subject to Company Clawback or Recoupment Policy. All Awards, subject to applicable law, will be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Board or required by law during the term of Participant’s employment or other service with the Company that is applicable to executive officers, employees, directors or other service providers of the Company, and in addition to any other remedies available under such policy and applicable law, may require the cancellation of outstanding Awards and the recoupment of any gains realized with respect to Awards.

13.18Compliance with Section 409A of the Code. This Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent. To the extent that an Award or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the Award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including regulations or other guidance issued with respect thereto, except as otherwise determined by the Committee. Any provision of this Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail to satisfy Section 409A of the Code shall be amended to comply with Section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A of the Code. Notwithstanding any contrary provision in the Plan or any Award Agreement, any payment(s) of “nonqualified deferred compensation” (within the meaning of Section 409A) that are otherwise required to be made under the Plan or any Award Agreement to a “specified employee” (as defined under Section 409A) as a result of his or her “separation from service” (as defined below) (other than a payment that is not subject to Section 409A) shall be delayed for the first six (6) months following such “separation from service” and shall instead be paid (in a manner set forth in the Award Agreement) on the payment date that immediately follows the end of such six-month period (or, if earlier, within 10 business days following the date of death of the specified employee) or as soon as administratively practicable within 60 days thereafter, but in no event later than the end of the applicable taxable year. A termination of employment shall not be deemed to have occurred for purposes of any provision of the Plan or any Award Agreement providing for the payment of any amounts or benefits that are considered nonqualified deferred compensation under Section 409A upon or following a termination of employment, unless such termination is also a “separation from service” within the meaning of Section 409A and the payment thereof prior to a “separation from service” would violate Section 409A. For purposes of any such provision of the Plan or any Award Agreement relating to any such payments or benefits, references to a “termination,” “termination of employment,” “termination of continuous Service” or like terms shall mean “separation from service.”

VOLITIONRX LIMITED
51 MERCEDES WAY
EDGEWOOD, NY 11717

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KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 Dr. Alan Colman
02 Dr. Martin Faulkes
03 Dr. Edward Futcher
04 Guy Innes
05 Cameron Reynolds
06 Dr. Habib Skaff

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000385676_1 R1.0.1.17

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report on Form 10-K is available at www.proxyvote.com.

VOLITIONRX LIMITED
Annual Meeting of Stockholders
September 7, 2018
This proxy is solicited by the Board of Directors

The undersigned, a stockholder of VolitionRx Limited, a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement for the Annual Meeting to be held on September 7, 2018. The undersigned hereby appoints Cameron Reynolds and Dr. Martin Faulkes, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote ALL of the shares of the Common Stock in the Company, standing in the name of the undersigned at the Annual Meeting of Stockholders to be held on September 7, 2018 and upon such other matters as may properly come before the meeting. Any prior proxy or voting instructions are hereby revoked.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS NAMED ON THE REVERSE SIDE OF THIS PROXY, "FOR" THE RATIFICATION OF SADLER, GIBB & ASSOCIATES, LLC AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2018, "FOR" THE APPROVAL ON A NON-BINDING ADVISORY BASIS OF THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE PROXY STATEMENT, AND "FOR" THE APPROVAL OF THE AMENDMENT TO THE COMPANY'S 2015 STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK THAT THE COMPANY HAS AUTHORITY TO GRANT UNDER THE PLAN FROM 2,500,000 TO 3,250,000.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO VOTE YOUR SHARES BY TELEPHONE OR VIA THE INTERNET OR BY SIGNING AND RETURNING THIS PROXY BY MAIL.

0000385676_2 R1.0.1.17

Continued and to be signed on reverse side

*** Exercise Your *Right* to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on September 07, 2018

VOLITIONRX LIMITED

Meeting Information

Meeting Type: Annual Meeting
For holders as of: July 13, 2018
Date: September 07, 2018 **Time:** 12:00 PM LST
Location: 42-44 avenue de la Gare
L-1610 Luxembourg

VOLITIONRX LIMITED
51 MERCEDES WAY
EDGEWOOD, NY 11717

You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at *www.proxyvote.com* or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

0000385675_1 R1.0.1.17

— Before You Vote —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

1. Notice & Proxy Statement   2. Annual Report on Form 10-K

How to View Online:

Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) and visit: *www.proxyvote.com.*

How to Request and Receive a PAPER or E-MAIL Copy:

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* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before August 24, 2018 to facilitate timely delivery.

— How To Vote —

Please Choose One of the Following Voting Methods

Vote In Person: Many stockholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to *www.proxyvote.com.* Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

0000385675_2 R1.0.1.17

Voting items

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees

01 Dr. Alan Colman 02 Dr. Martin Faulkes 03 Dr. Edward Futcher 04 Guy Innes 05 Cameron Reynolds
06 Dr. Habib Skaff

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

0000385675_3 R1.0.1.17